Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279902

Prospectus Supplement No. 20

(To Prospectus dated October 7, 2024)

ALLURION TECHNOLOGIES, INC.

Up to 65,211,325 Shares of Common Stock

This prospectus supplement no. 20 (this “Prospectus Supplement”) amends and supplements the prospectus dated October 7, 2024 (as supplemented or amended from time to time, the “Prospectus”) which forms part of our Registration Statement on Form S-1 (Registration Statement No. 333-279902). This Prospectus Supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2025 (the “8-K”). Accordingly, we have attached the 8-K to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on this Prospectus Supplement.

Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “ALUR” and our public warrants are listed on the NYSE under the symbol “ALUR.WS”. On November 11, 2025, the last quoted sale price for shares of our common stock as reported on the NYSE was $1.49 per share, and the last quoted sale price for our public warrants as reported on the NYSE was $0.0250 per warrant.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 23 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is November 12, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive

Natick, MA, 01760

(Address of Principal Executive Offices, including Zip Code)

(508) 647-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 0.056818 shares of Common Stock for $202.50 per share	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On November 11, 2025, Allurion Technologies, Inc. (the “Company” or “Allurion”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell 2,994,012 shares (the “Private Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and accompanying common warrants to purchase up to 2,994,012 shares of Common Stock (the “Private Placement Warrants,” and together with the Private Placement Shares, the “Private Placement Securities”), for an aggregate purchase price of approximately $5 million at a purchase price of $1.67 per Private Placement Share and accompanying Private Placement Warrant (the “Private Placement”).

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, certain obligations of the parties, and indemnification provisions. The Company is required to use its reasonable best efforts to hold a meeting of stockholders no later than January 31, 2026 for the purpose of, among other things, obtaining stockholder approval of the issuance of the shares of Common Stock issuable upon exercise the Private Placement Warrants as required by the applicable rules and regulations of the New York Stock Exchange (the “NYSE”) (the “Stockholder Approval”).

The Private Placement Warrants are exercisable following receipt of the Stockholder Approval at an exercise price of $1.67 per share and terminate on the five year anniversary of the date of the Stockholder Approval. The holder of any Private Placement Warrants may not exercise such Private Placement Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of Common Stock outstanding immediately after giving effect to such exercise. There is no public market for the Private Placement Warrants and we do not intend to apply for a listing of the Private Placement Warrants on the NYSE or any other national securities exchange or nationally recognized trading system.

Pursuant to a registration rights agreement (the “Registration Rights Agreement”), the Company has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) by January 10, 2026 to register the resale of the Private Placement Shares and the shares of Common Stock underlying the Private Placement Warrants. The Company must use commercially reasonable efforts to have such registration statement declared effective by the SEC as promptly as possible, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after the closing date of the Private Placement, or (b) in the event that the SEC does review such registration statement, 120 days after the closing date of the Private Placement (but in any event, no later than five (5) trading days following the SEC’s notification that it has no further comments to the registration statement).

Roth Capital Partners, LLC (“Roth”) acted as the exclusive placement agent for the issuance and sale of the Private Placement Securities. The Company has agreed to pay up to an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Private Placement. The Company also agreed to pay Roth up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses.

The offer, issuance and sale of the Private Placement Securities issued or issuable pursuant to the Securities Purchase Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement and the Private Placement Warrant do not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, the form of Registration Rights Agreement and the form of Private Placement Warrant, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

Exchange Agreement

On November 11, 2025, the Company entered into a securities purchase and exchange agreement (the “Exchange Agreement”) with certain entities managed by RTW Investments, LP (collectively, “RTW”), pursuant to which RTW has agreed to exchange all of the (i) principal amount of convertible senior secured notes (the “Notes”), purchased pursuant to the terms of a Note Purchase Agreement with RTW, dated as of April 14, 2024 (as amended, the “Note Purchase Agreement”), including interest accrued on the Notes; (ii) Company obligations under a revenue interest financing agreement with RTW, dated as of February 9, 2023, as amended (the “First RIFA”) and (iii) Company obligations under a revenue interest financing agreement with RTW, dated as of October 30, 2024, as amended (the “Second RIFA,” and together with the First RIFA, the “RIFAs”) for shares of a newly issued class of Series B convertible preferred stock, par value $0.0001 per share (“Series B Preferred Stock”) of the Company (the “Exchange”).

The Exchange Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, certain obligations of the parties, and indemnification provisions. RTW’s obligation to consummate the closing of the Exchange is conditioned upon, among other things, the receipt of stockholder approval of the issuance of the Series B Preferred Stock and Common Stock issuable upon conversion thereof (the “Conversion Shares”) no later than January 31, 2026, the filing of a Certificate of Designations of Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the rights, preferences and privileges of the Series B Preferred Stock, compliance with the listing requirements of the national securities exchange on which the Common Stock is then listed and the approval for listing of the Conversion Shares by such national securities exchange.

Pursuant to the Exchange Agreement, the Company has agreed, at the request of any holder of Series B Preferred Stock, to file a resale registration statement with the SEC to register the resale of the Series B Preferred Stock, the Common Stock issuable upon conversion thereof and other equity of the Company held by RTW as of the date of the Exchange Agreement, and to cause such registration statement to become effective within 90 days of the filing date.

The following is a summary of the terms of the Series B Preferred Stock:

General: Each share of Series B Preferred Stock has an initial stated value of $1,000.00 per share and, when issued, each share of Series B Preferred Stock will be fully paid and non-assessable. With respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, the Series B Preferred Stock will rank senior to all other capital stock.

Conversion: The Series B Preferred Stock is convertible into shares of Common Stock at the holder’s election at any time subject to the terms and conditions of the Exchange Agreement. Each share of Series B Preferred Stock converts into a number of shares of Common Stock equal to the amount determined by dividing (x) the stated value of $1,000, together with any accrued dividends, by (y) the conversion price of $3.37, subject to adjustment, and provided, that in no event shall a holder of Series B Preferred Stock have the right to convert such holder’s Series B Preferred Stock if, following such conversion, such holder and its affiliates would own shares of Common Stock exceeding 9.9% of the total number of shares of Common Stock outstanding. If certain corporate events occur and a holder of our Series B Preferred Stock elects to convert its shares of Series B Preferred Stock after a Make-Whole Fundamental Change (as defined in the Certificate of Designations), then the conversion rate shall be increased for such holder as set forth in the Certificate of Designations.

Voting Rights: The holders of Series B Preferred Stock will be entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote, together as a single class; provided that holders of our Series B Preferred Stock shall not be entitled to vote to the extent the Series B Preferred Stock is not convertible as a result of the beneficial ownership limitation described above or is otherwise not eligible to vote under the applicable rules of the NYSE or other applicable national securities exchange on which the Common Stock is then listed.

Dividend Rights: The Series B Preferred Stock accrues dividends at a rate of 8.25% per annum. The dividends are payable to each record holder of the Series B Preferred Stock in cash; provided that (i) until the second-year anniversary of the issuance of the Series B Preferred Stock and (ii) following the second-year anniversary of the issuance of the Series B Preferred Stock, if the Company is unable to pay cash dividends in compliance with Delaware law, the Company will, in each case, pay the dividend by increasing the accrued value of the Series B Preferred Stock.

Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock will be entitled to be paid out of the assets legally available for distribution to stockholders a liquidation preference per share equal to the greater of (i) the then accrued value plus any dividends and (ii) the amount the holders of Series B Preferred Stock would have received upon such liquidation, dissolution or winding up of the Company had all such holders converted such Series B Preferred Stock into Common Stock, in each case before any distribution of assets is made to holders of all other capital stock of the Company.

Governance Rights: Upon the closing of the Exchange, RTW’s rights to appoint certain directors of the Company pursuant to the Note Purchase Agreement and the RIFAs will terminate and be replaced by the rights set forth in the Certificate of Designations. Pursuant to the terms of the Certificate of Designations, for so long as RTW or its affiliates beneficially own at least: (i) 10% of the Company’s securities, RTW will have the right to nominate an individual for election to the Company’s Board of Directors (the “Board”) and (ii) 30% of our securities, RTW will have the right to nominate a second individual for election to the Board, in each case subject to the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and the approval of the Board. Such individuals shall initially be Nicholas Lewin and R. Jason Richey, respectively, who currently serve on the Board. In addition, for so long as (x) a Specified Breach Event (as defined below) has occurred and is continuing and (y) RTW or its affiliates beneficially own at least 10% of the Company’s securities, RTW will have the right to nominate two additional individuals for election to the Board, in each case subject to the recommendation of the Nominating Committee and the approval of the Board. Notwithstanding the foregoing, if the appointment of such individuals would result in a majority of the Board being comprised of individuals nominated by RTW, then (i) such nomination right will be reduced so that all individuals nominated by RTW shall represent less than a majority of the Board, (ii) the Company will use its best efforts to increase the size of the Board to permit nomination of both individuals while all individuals nominated by RTW represent less than a majority of the Board, and (iii) the dividend rate of the Series B Preferred Stock will be increased by 2% during such period that at least one such individual cannot be appointed. “Specified Breach Event” means the Company’s failure to satisfy its obligations under the Exchange Agreement to: (i) maintain a minimum aggregate balance of $3.0 million in unrestricted cash and (ii) obtain a marketing authorization from the U.S. Food and Drug Administration for one of its products no later than December 31, 2026, which, in each case, has not been cured.

The offer, issuance and sale of the Series B Preferred Stock issued or issuable pursuant to the Exchange Agreement has not been, and will not be, registered under the Securities Act, or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Exchange Agreement and the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement and the form of Certificate of Designations, which are filed as Exhibit 10.3 and Exhibit 3.1 hereto, respectively, and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2025, the “Company issued a press release announcing its financial results for the three and nine months ended September 30, 2025. The full text of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Private Placement and the Exchange described in Item 1.01 above, which description is incorporated into this Item 3.02 by reference, the Private Placement Securities and the Series B Preferred Stock (including the Common Stock issuable upon exercise of the Private Placement Warrants or conversion of the Series B Preferred Stock) (collectively, the “Private Securities”) were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) under the Securities Act and Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Private Securities did not involve a public offering and was made without general solicitation or general advertising. All participating investors represented that they are “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act, and were acquiring the Private Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Private Securities have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities laws.

Item 8.01.	Other Events.

On November 4, 2025, RTW provided a notice (the “Notice”) to the Company to convert approximately $5 million of principal amount of Notes, pursuant to the terms of the Note Purchase Agreement (the “Conversion”), which Notice was accepted by the Company on November 5, 2025. The right for RTW to provide the Notice was triggered by the Company’s market capitalization, as determined in accordance with the rules of the NYSE, being reasonably expected to fall below $15 million. The Conversion occurred at the floor conversion price of $3.35 per share, and the Company issued and delivered to RTW an aggregate of 1,492,539 shares of Common Stock.

On November 11, 2025, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement and the Exchange Agreement. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished in Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any of the securities described herein or any other securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

4.1	Form of Private Placement Warrant.

10.1	Form of Securities Purchase Agreement.

10.2†	Form of Registration Rights Agreement.

10.3†+	Securities Purchase and Exchange Agreement, dated as of November 11, 2025, between Allurion Technologies, Inc. and certain entities affiliated with RTW Investments, LP.

99.1	Press Release dated November 12, 2025.

99.2	Press Release dated November 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date: November 12, 2025	By:	/s/ Brendan M. Gibbons
	Name:	Brendan M. Gibbons
	Title:	Chief Legal Officer

Exhibit 3.1

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PERPETUAL CONVERTIBLE PREFERRED STOCK

OF

ALLURION TECHNOLOGIES, INC.

The undersigned, Shantanu Gaur, Chief Executive Officer of Allurion Technologies, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify, in accordance with Sections 103 and 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on [•], 2025:

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), authorizes 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), issuable from time to time in one or more series, of which 2,260,159 shares are currently designated;

WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional, conversion or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

WHEREAS, the Board desires, pursuant to its authority as aforesaid, to designate a new series of Preferred Stock, set the number of shares constituting such series, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby designates a new series of Preferred Stock, consisting of the number of shares set forth herein, with the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, and restrictions relating to such series as follows:

ARTICLE I. NUMBER; DESIGNATION; RANK.

Section 1.1 This series of perpetual convertible preferred stock is designated as the “Series B Perpetual Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting the Series B Preferred Stock is [__________]1 shares, par value $0.0001 per share. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no such decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of such shares then outstanding.

[1]	NTD: The number is to be calculated and filled in on the closing date after taking into account accrued interest through the closing date.

Section 1.2 The Series B Preferred Stock ranks, with respect to the payment of dividends, rights (including as to the distribution of assets) upon liquidation, dissolution, or winding-up of the Company or otherwise senior in preference and priority to the Common Stock and each other class or series of Capital Stock of the Company (collectively with the Common Stock, the “Junior Securities”), except for any class or series of Capital Stock hereafter issued in compliance with the terms hereof and the terms of which expressly provide that it will rank senior to or on parity with the Series B Preferred Stock with respect to the payment of dividends, rights (including as to the distribution of assets) upon liquidation, dissolution, or winding-up of the Company, or otherwise.

ARTICLE II. DIVIDENDS.

Section 2.1 Dividend Accruals. From the Issue Date, dividends (“Preferred Dividends”) shall accrue on a daily basis at the Dividend Rate per annum on the Accrued Value (calculated as of the beginning of the relevant Dividend Period) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Shares), whether or not declared; provided, however, that such Preferred Dividends shall be payable on each Dividend Payment Date only (i) in cash (except as otherwise expressly provided in this Section 2.1), (ii) when, as, and if declared by the Board and (iii) out of funds legally available therefor. Notwithstanding the foregoing, until the second-year anniversary of the Issue Date, the Company shall pay Preferred Dividends, in lieu of cash, by increase of the Accrued Value (“Accrued Dividends”). Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Dividends paid on the Preferred Shares in an amount less than the total amount of the Preferred Dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such Preferred Shares at the time outstanding. The Board may fix a record date for the determination of holders of Preferred Shares entitled to receive payment of a dividend declared thereon, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such payment. On any Dividend Payment Date on which the Company is not legally permitted to pay cash dividends, the Company shall pay Preferred Dividends in the form of Accrued Dividends by increase of the Accrued Value on such Dividend Payment Date. Following an increase in the Accrued Value of the Preferred Shares as a result of Accrued Dividends, the Preferred Dividends shall be calculated on the basis of such increased Accrued Value from and after the date of such increase. Accrued Dividends shall increase the Accrued Value to, but excluding, the date of any conversion of Preferred Shares.

Section 2.2 Dividend Blocker. Except with respect to (i) a dividend on shares of Common Stock payable in the form of shares of Common Stock or (ii) a dividend in the form of rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Common Stock and the plan provides that the holders of Preferred Shares will receive such rights along with any Common Stock received upon conversion of the Preferred Shares), the Company shall not declare, pay or set aside any dividends on Junior Securities if at such time there are any accrued and unpaid Preferred Dividends with respect to completed Dividend Periods.

Section 2.3 Participating Dividends. If the Company declares, makes or pays any dividend or distribution in respect of the Common Stock, other than a dividend or distribution to which Section 5.4(b) or (c) applies (a “Common Dividend”), each Holder shall first receive a dividend (in addition to the dividends provided for by Section 2.1) in respect of each Preferred Share held thereby, in an amount equal to the product of (x) the amount of such Common Dividend paid per share of Common Stock, multiplied by (y) the number of shares of Common Stock (or Reference Property, to the extent applicable) issuable if such Preferred Share had been converted into shares of Common Stock immediately prior to the record date for such Common Dividend(such amount per share of Preferred Stock, the “Participating Dividend”). In calculating the amount of Participating Dividends due to a Holder, the Beneficial Ownership Limitation set forth in Section 5.5 shall be disregarded, except that no Participating Dividend shall be paid or payable to a Holder to the extent such Participating Dividend would result in such Holder owning in excess of the Beneficial Ownership Limitation. Participating Dividends shall be payable to Holders on the record date for such Common Dividend at the same time and in the same manner as the Common Dividend triggering such Participating Dividend is paid.

ARTICLE III. LIQUIDATION PREFERENCE.

Section 3.1 Upon any liquidation, dissolution or winding-up of the Company, the holders of Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Company legally available for distribution to the Company’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities, an amount per share equal to the greater of (i) the Accrued Value as of such determination date and (ii) an amount equal to the amount the Holders of Preferred Shares would have received upon such liquidation, dissolution or winding-up of the Company had all such Holders converted such Preferred Shares into Common Stock (or Reference Property, to the extent applicable) immediately prior thereto (disregarding, for this purpose, the Beneficial Ownership Limitation set forth in Section 5.5) (the “Participating Liquidation Preference,” and such greater amount, the “Liquidation Preference”), and no more.

Section 3.2 If upon any liquidation, dissolution or winding up of the Company, the cash legally available for distribution to the Company’s stockholders is insufficient to pay the Holders the full Liquidation Preference and the holders of all Parity Securities the full cash liquidation preferences to which they are entitled, the Holders and the holders of such Parity Securities will share the cash legally available for distribution to the Company’s stockholders ratably in proportion to the full respective amounts of cash to which they are entitled. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the Company’s stockholders are insufficient to pay the Holders the full Liquidation Preference and the holders of all Parity Securities the full liquidation preferences to which they are entitled, the Holders and the holders of such Parity Securities will share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled.

Section 3.3 After payment to the Holders of the full Liquidation Preference to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Company.

Section 3.4 No holder of Junior Securities shall receive any assets upon any liquidation, dissolution or winding-up of the Company unless the entire Liquidation Preference in respect of the Preferred Shares has been paid.

Section 3.5 The amount deemed paid or distributed to the holders of Capital Stock of the Company upon any such liquidation, dissolution or winding up of the Company shall be (i) in the case of cash, the amount of cash paid and (ii) in the case of any other assets, the value of such other assets as determined in good faith by the Board.

ARTICLE IV. VOTING RIGHTS.

Section 4.1 Voting Rights.

(a) The Holders shall be entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote and, except as otherwise provided in the Certificate of Incorporation (including, for the avoidance of doubt, this Certificate of Designations and any other certificate of designations in respect of a series of Preferred Stock), or by law, the Holders shall vote together with the holders of shares of Common Stock and any other shares of Capital Stock of the Company entitled to vote thereon as a single class. As of any record date or other determination date, on each matter on which Holders are entitled to vote as a single class with the holders of Common Stock and any other shares of Capital Stock of the Company, each Holder shall be entitled to a number of votes equal to the number of votes such Holder would have had if all Preferred Shares held by such Holder on such date had been converted into shares of Common Stock immediately prior thereto (and, for the avoidance of doubt, a Holder shall have no votes with respect to any Preferred Shares held thereby that, as of such record date or other determination date, are not convertible as a result of the Beneficial Ownership Limitation set forth in Section 5.5).

(b) In the event that any Holder would be required to file any Notification and Report Form pursuant to the HSR Act as a result of any increase in the number of shares of Common Stock issuable upon conversion of the Preferred Shares, the voting rights of such Holder pursuant to this Section 4.1 shall not be increased as a result of such events unless and until such Holder and the Company shall have made their respective filings under the HSR Act and the applicable waiting period shall have expired or been terminated in connection with such filings. The Company shall make all required filings and reasonably cooperate with and assist such Holder in connection with the making of such filing and obtaining the expiration or termination of such waiting period.

Section 4.2 Approval Rights. In addition to the voting rights provided for by Section 4.1 and any voting rights to which the Holders may be entitled to under law, for so long as any Preferred Shares are outstanding, the Company may not, directly or indirectly, take any of the following actions (including by means of merger, consolidation or otherwise) without the prior written consent of the Majority Holders:

(a) amend the Company’s Certificate of Incorporation (excluding for this purpose this Certificate of Designations) or the by-laws of the Company (including by means of merger, consolidation, reorganization, recapitalization or otherwise), in each case, in a manner that is disproportionately adverse to the Holders;

(b) amend, repeal, alter or add, delete or otherwise change the terms, powers, rights, preferences or privileges of the Series B Preferred Stock;

(c) create (by reclassification or otherwise) or amend any Senior Securities or Parity Securities;

(d) issue, or authorize for issuance, or designate any shares of Preferred Stock that were not issued and outstanding on the Issue Date (other than the Preferred Shares to be issued to the RTW Investor on the Issue Date) unless such shares of Preferred Stock are Junior Securities;

(e) reduce the number of authorized shares of Common Stock; or

(f) (i) effect any Fundamental Change, (ii) approve, engage in or participate in any transaction that would result in a Fundamental Change or (iii) enter into any agreement for a transaction that would constitute a Fundamental Change.

ARTICLE V. CONVERSION.

Section 5.1 Conversion Privilege.

(a) General. Subject to the provisions of this Article V (including the Beneficial Ownership Limitation set forth in Section 5.5), each Holder shall be entitled to convert, at any time and from time to time, at the option and election of such Holder, any or all outstanding Preferred Shares held by such Holder into such number of shares of Common Stock (or Reference Property, to the extent applicable) as set out in Section 5.2. Notwithstanding anything to the contrary set forth in this Article V, no Preferred Share shall be convertible to the extent that, and only to such extent, that the number of Conversion Shares issuable upon conversion of a Converted Share would result in the aggregate number of issued and outstanding shares of Common Stock exceeding the total number of authorized shares of Common Stock set forth in the Certificate of Incorporation. In the event that there is an insufficient number of authorized shares to permit such conversion, such conversion shall be held in abeyance until there are sufficient authorized shares to permit such conversion, as a result of an amendment of the Certificate of Incorporation, reduction in the number of shares outstanding, or otherwise. Notwithstanding anything to the contrary set forth in this Certificate of Designations, in no event shall the total number of shares of Common Stock issuable upon conversion of the Preferred Shares exceed [•] shares of Common Stock, subject to adjustment for subdivisions or combinations (as set out in section 5.4(b)) to the same extent that all of the shares of Common Stock or Reference Property are adjusted, as set forth in this Certificate of Designations.

(b) Deliveries Required for Holder Conversion. Such conversion right shall be exercised by the surrender of the certificate or certificates for such Preferred Shares to be converted (the “Converted Shares”) to the Company (or a transfer agent on behalf of the Company, as applicable) (or, if the Holder whose shares are to be converted (the “Converting Holder”) alleges that such certificate has or certificates have been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company or such transfer agent to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) at the office of the Company’s transfer agent for the Preferred Stock

(or at the principal office of the Company, if the Company serves as its own transfer agent), together with (x) written notice (a “Holder Conversion Notice”) that such Holder elects to convert all or part of the Preferred Shares represented by such certificates as specified therein, which notice shall specify the name or names (with address) in which a certificate or certificates for shares of Common Stock (or Reference Property) to be issued in a conversion (the “Conversion Shares”) are to be issued and a statement setting forth the amount of each class or series of Capital Stock of the Company Beneficially Owned by such Converting Holder, (y) a written instrument or instructions of transfer or other documents and endorsements reasonably acceptable to the transfer agent or the Company, as applicable (if reasonably required by the transfer agent or the Company, as applicable), and (z) funds for any stock transfer, documentary, stamp or similar taxes, if payable by the Holder pursuant to Section 5.3(b).

Section 5.2 Received Upon Conversion.

(a) Conversion Amount. Subject to subsection (b) hereof, upon a conversion of the Preferred Shares in accordance with this Article V, the Converting Holder shall receive in respect of each Converted Share a number of Conversion Shares equal to the amount (the “Conversion Amount”) determined by dividing (i) the Accrued Value by (ii) the Conversion Price in effect at the time of conversion.

(b) Fractional Shares. No fractional shares of Common Stock (or fractional shares in respect of Reference Property, to the extent applicable) will be issued upon conversion of the Preferred Shares. In lieu of fractional shares, the Company shall pay cash in respect of each fractional share equal to such fractional amount multiplied by the Thirty Day VWAP as of the closing of business on the Business Day immediately preceding the Conversion Date. If more than one Preferred Share is being converted at one time by the same Holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Preferred Shares converted by such Holder at such time.

(c) HSR Compliance. Notwithstanding the foregoing, in the event any Holder would be required to file any Notification and Report Form pursuant to the HSR Act as a result of the conversion of any Preferred Shares into the property described above in this Section 5.2, at the option of such Holder upon written notice to the Company, the effectiveness of such conversion shall be delayed (only to the extent necessary to avoid a violation of the HSR Act), until such Holder shall have made such filing under the HSR Act and the applicable waiting period shall have expired or been terminated; provided, however, that in such circumstances such Holder shall use commercially reasonable efforts to make such filing and obtain the expiration or termination of such waiting period as promptly as reasonably practical and the Company shall make all required filings and reasonably cooperate with and assist such Holder in connection with the making of such filing and obtaining the expiration or termination of such waiting period and shall be reimbursed by such Holder for any reasonable and documented out-of-pocket costs incurred by the Company in connection with such filings and cooperation.

Section 5.3 Mechanics of Conversion.

(a) On and after the Conversion Date for a Preferred Share, the Preferred Share so converted shall cease to be outstanding, dividends and distributions on such Preferred Share shall cease to accrue or be due, and all rights in respect of such Preferred Share shall terminate, other than the right to receive, upon compliance with this Article V, the amounts due upon conversion.

(b) The Converting Holder shall pay any documentary, stamp, or similar issue or transfer tax due on the issue of Conversion Shares in the name of any Person other than the Converting Holder or due upon the issuance of a new certificate for any Preferred Shares not converted in the name of any Person other than the Converting Holder.

(c) For the purpose of effecting the conversion of Preferred Shares, the Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or authorized but unissued shares of Common Stock (or Reference Property, to the extent applicable) the full number of shares of Common Stock (or Reference Property, to the extent applicable) deliverable upon the conversion of all outstanding Preferred Shares after taking into account any adjustments to the Conversion Price from time to time pursuant to the terms of this Section 5 and assuming for the purposes of this calculation that all outstanding Preferred Shares are held by one holder.

(d) All shares of Common Stock (or Reference Property, to the extent applicable) issued upon conversion of the Preferred Shares will, upon issuance by the Company, be duly and validly issued, fully paid, and nonassessable.

Section 5.4 Adjustment to Conversion Price and Number of Conversion Shares.

(a) In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price and the number of Conversion Shares issuable on conversion of the Preferred Shares shall be subject to adjustment, without duplication, from time to time as provided in this Section 5.4, except that the Company shall not make any adjustment to the Conversion Price if each Holder participates, at the same time and upon the same terms as all holders of Common Stock and solely as a result of holding Series B Preferred Stock, in any transaction described in this Section 5.4, without having to convert its Series B Preferred Stock, as if each such holder held a number of shares of Common Stock that would be issuable upon conversion of such Series B Preferred Stock (without giving effect to the proposed adjustment).

(b) Subdivisions and Combinations. In case the outstanding shares of Common Stock shall be subdivided (whether by stock split, reclassification, recapitalization or otherwise) into a greater number of shares of Common Stock or combined (whether by consolidation, reverse stock split, reclassification or otherwise) into a lesser number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or combination becomes effective.

(c) Stock Dividends or Distributions. If the Company shall issue shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock or if the Company effects a stock split or combination of the Common Stock (other than as set forth in Section 5.4(b)), the Conversion Price shall be adjusted based on the following formula:

CP1	=	CP0	×	OS0
OS1

where,

CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CP0 = the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be; and

OS1 = the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this clause (c) shall become effective immediately after the open of business on such Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (c) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared or announced.

(d) Distributions of Rights, Options or Warrants. If the Company shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants (other than rights, options or warrants distributed in connection with a stockholders’ rights plan, in which case the provisions of Section 5.4(h) shall apply) entitling them to purchase, for a period of not more than 45 calendar days from the announcement date for such distribution, shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement date for such distribution, the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	OS0 + X
OS0+ Y

where,

CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CP0 = the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

OS0 = the number of shares of the Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X = the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution; and

Y = the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants.

Any decrease made under this clause (d) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such record date for such distribution had not occurred.

For purposes of this clause (d), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, as reasonably determined by the Company in good faith.

(e) Distributions of Equity Securities, Indebtedness, other Securities, Assets or Property. If the Company distributes shares of its Equity Securities, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Equity Securities or other securities to all or substantially all holders of Common Stock, excluding:

(i) dividends or distributions as to which adjustment is required to be effected pursuant to clause (b) or (c) above;

(ii) rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Common Stock and the plan provides that the holders of Preferred Shares will receive such rights along with any Common Stock received upon conversion of the Preferred Shares;

(iii) dividends or distributions in which Series B Preferred Stock participates on an as-converted basis pursuant to Section 2.3; and

(iv) Spin-Offs described below in this clause (d),

then the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	SP0 – FMV
SP0

where,

CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CP0 = the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board in good faith) of the shares of Equity Securities, evidences of Indebtedness, securities, assets or property distributed with respect to each outstanding share of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.

Any decrease made under the portion of this clause (e) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased to be the Conversion Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each holder of Preferred Shares may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Series B Preferred Stock, the amount and kind of the Equity Securities, evidences of the Company’s Indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Equity Securities or other securities of the Company that such holder would have received as if such holder owned a number of shares of Common Stock into which the

Preferred Share was convertible at the Conversion Price in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this clause (e) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this clause (e) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Equity Securities of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”), the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	MP0
FMV + MP0

where,

CP1 = Conversion Price in effect immediately after the end of the Valuation Period;

CP0 = the Conversion Price in effect immediately prior to the end of the Valuation Period;

FMV = the average of the Last Reported Sale Prices of the Equity Securities or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Equity Securities or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any adjustment to the Conversion Price under the preceding paragraph of this clause (e) shall be made immediately after the close of business on the last Trading Day of the Valuation Period. If the Conversion Date for any Preferred Share to be converted occurs on or during the Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Valuation Period.

Notwithstanding the foregoing, if the “FMV” (as defined above) is equal to or greater than the Daily VWAP of the Common Stock over the Valuation Period, in lieu of the foregoing decrease, each holder of Preferred Shares may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Preferred Shares, the amount and kind of Equity Securities or similar equity interest that such holder would have received as if such holder owned a number of shares of Common Stock into which the Series B Preferred Stock was convertible at the Conversion Price in effect on the Ex-Dividend Date for the distribution.

(f) Tender Offer, Exchange Offer. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	SP1 × OS0
AC + ( SP1 × OS1)

where,

CP1 = the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CP0 = the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board in good faith) paid or payable for shares purchased or exchanged in such tender or exchange offer;

SP1 = the average of the Last Reported Sales Prices of the Common Stock of over the ten (10) consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the Expiration Date;

OS1 = the number of shares of the Common Stock outstanding immediately after the close of business on the Expiration Date (adjusted to give effect to the purchase or exchange of all shares accepted for purchase in such tender offer or exchange offer); and

OS0 = the number of shares of the Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 5.4(e), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 5.4(f) will be calculated as of the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. If the Conversion Date for any Preferred Share to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

(g) Adjustment for Reorganization Events. If there shall occur any reclassification, statutory share exchange, reorganization, recapitalization, consolidation or merger involving the Company with or into another Person in which all of the outstanding shares of Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation) including a Fundamental Change (without limiting the rights of holders of Series B Preferred Stock or the Company with respect to any Fundamental Change) (a “Reorganization Event”), then, subject to Article III (Liquidation Preference), following any such Reorganization Event, each Preferred Share shall remain outstanding and be convertible into the number, kind and amount of securities, cash or other property which a holder of such Preferred Share would have received in such Reorganization Event had such holder converted its Preferred Shares into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5.4(g) set forth with respect to the rights and interest thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth in this Section 5.4(g) (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock. Without limiting the Company’s obligations with respect to a Fundamental Change, the Company (or any successor) shall, no less than twenty (20) calendar days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series B Preferred Stock of the expected occurrence of such event and of the kind and amount of the cash, securities or other property that each Preferred Share is expected to be convertible into under this Section 5.4(g). Failure to deliver such notice shall not affect the operation of this Section 5.4(g). The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless, to the extent that the Company is not the surviving corporation in such Reorganization Event, or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series B Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(h) Stockholders’ Rights Plan. To the extent that any stockholders’ rights plan adopted by the Company is in effect upon conversion of the Preferred Shares, the holders of Preferred Shares will receive, in addition to any Common Stock due upon conversion, the appropriate number of rights, if any, under the applicable rights agreement (as the same may be amended from time to time). However, if, prior to any conversion, the rights have separated from the shares of the Common Stock in accordance with the provisions of the applicable stockholders’ rights plan, the Conversion Price will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of Equity Securities, evidences of Indebtedness, securities, assets or property as described in clause (e) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Other Issuances. Except as stated in this Section 5.4, the Company shall not adjust the Conversion Price for the issuances of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities.

(j) Adjustment at the Discretion of the Board. The Company shall be permitted to decrease the Conversion Price by any amount for a period of at least twenty (20) Business Days if the Board determines in good faith that such decrease would be in the best interest of the Company. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company also may (but is not required to) decrease the Conversion Price to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Price is decreased pursuant to either of the preceding two sentences, the Company shall deliver to the holders of the Series B Preferred Stock a notice of the decrease at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(k) Adjustment After a Make-Whole Fundamental Change. From and after the time a Make-Whole Fundamental Change occurs, when a Holder elects to convert its Preferred Shares, the number of shares of Common Stock issuable in connection with such conversion shall be [  ]% of the number of shares of Common Stock otherwise provided for in this Certificate of Designations.

(i) subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 5.4 hereof.

(l) Rounding; Par Value; De-minimis Adjustments. All calculations under this Section 5.4 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. If an adjustment to the Conversion Price otherwise required by this Section 5.4 would result in a change of less than one percent (1%) to the Conversion Price, then, notwithstanding anything to the contrary in this Section 5.4, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect (i) when all such deferred adjustments would result in an aggregate change to the Conversion Price of at least one percent (1%), (ii) on the Conversion Date of any Preferred Share, (iii) on the effective date of any Fundamental Change and/or Make-Whole Fundamental Change and (iv) in connection with dividends paid on the Common Stock.

(m) Treatment of Pre-Record Date Adjustments. Notwithstanding this Section 5.4 or any other provision of this Certificate of Designations to the contrary, if a Conversion Price adjustment becomes effective on any Ex-Dividend Date, and a holder that has converted its Series B Preferred Stock on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding the

Conversion Price adjustment provisions in this Section 5.4, the Conversion Price adjustment relating to such Ex-Dividend Date shall not be made for such converting holder. Instead, such holder shall be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(n) Notwithstanding anything to the contrary in this Section 5.4, the Conversion Price shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of Issue Date;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the kind described in Section 5.4(f);

(v) solely for a change in the par value of the Common Stock or to the extent the Conversion Price would be reduced below such par value; or

(vi) for accrued and unpaid Preferred Dividends, if any.

(o) Reference Property. In the case of any recapitalization, reclassification, or change of the Common Stock (other than changes resulting from a subdivision, combination or reclassification described in Section 5.4(b)), or consolidation or merger involving the Company, in each case as a result of which all of the outstanding shares of Common Stock (but not the Series B Preferred Stock) would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any of the foregoing, a “Reference Transaction”), then, at the effective time of the Reference Transaction, the right to convert each Preferred Share will be changed into a right to convert such Preferred Share into the kind and amount of shares of stock, other securities, or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Holder would have received in respect of the Common Stock issuable upon conversion of such Preferred Share immediately prior to such Reference Transaction (disregarding, for purpose of this determination, the Beneficial Ownership Limitation set forth in Section 5.5); and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Certificate of Designation with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth in this Certificate of Designations shall thereafter be applicable, as nearly as reasonably may be, in relation to such Reference Property. In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Reference Transaction, the Company shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Preferred Shares, treated as a single class, shall be convertible from and after the effective time of the Reference Transaction. Any such election shall be made by the Majority Holders. Any such determination by the Holders shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in the Reference Transaction, and shall be conducted in such a manner as to be completed at approximately the same time as the time elections are made by holders of Common Stock. The provisions of this Section 5.4(o) and any equivalent thereof in any such securities similarly shall apply to successive Reference Transactions.

(p) No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this Article V in a manner such that such adjustments are duplicative, only one adjustment (which shall be the adjustment most favorable to the Holders) shall be made.

(q) Notice of Record Date. In the event of:

(i) any event described in Section 5.4(b) or (c);

(ii) any Reference Transaction to which Section 5.4(o) applies; or

(iii) the dissolution, liquidation, or winding-up of the Company,

the Company shall mail to the Holders at their last addresses as shown on the records of the Company, at least twenty (20) days prior to the record date specified in (i) below or twenty (20) days prior to the date specified in (ii) below, as applicable, a notice stating:

(i) the record date for the dividend, other distribution, stock split, or combination or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be entitled to such dividend, other distribution, stock split, or combination; or

(ii) the date on which such reclassification, change, dissolution, liquidation, winding-up, or other event constituting a Reference Transaction is estimated to become effective or otherwise occur, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for Reference Property, other securities or other property deliverable upon such reclassification, change, liquidation, dissolution, winding-up, or Reference Transaction.

(r) Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5.4, the Company at its expense shall as promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate, signed by an officer of the Company (in his or her capacity as such and not in an individual capacity), setting forth (A) the calculation of such adjustments and readjustments in reasonable detail, (B) the facts upon which such adjustment or readjustment is based, (C) the Conversion Price then in effect, and (D) the number of shares of Common Stock (or Reference Property, to the extent applicable) and the amount, if any, of Capital Stock, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of a Preferred Share.

Section 5.5 Beneficial Ownership Limitation. No Holder shall have the right to convert any Preferred Share to the extent that, after giving effect to the conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and such other Persons shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which such determination is being made, but shall exclude the number of Conversion Shares which are issuable upon (i) conversion of the remaining, unconverted Preferred Shares beneficially owned by such Holder or any of its Affiliates or such other Persons and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Shares) beneficially owned by such Holder or any of its Affiliates or such other Persons. Except as set forth in the preceding sentence, for purposes of this Section 5.5, beneficial ownership and a determination as to any group status shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. The “Beneficial Ownership Limitation” shall initially be nine and nine-tenths percent (9.9%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Shares held by the applicable Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Shares.

ARTICLE VI. COVENANTS

Section 6.1 Maintenance of Cash Balance. Unless (and only to the extent) waived by the Majority Holders from time to time, the Company shall at all times maintain a minimum aggregate balance of three million ($3,000,000) in unrestricted cash maintained with one or more commercial banks or similar deposit-taking institutions in the United States.

Section 6.2 Marketing Authorization. The Company and its Subsidiaries shall execute, deliver and file any and all agreements, documents or instruments that are necessary or desirable to secure and maintain, and shall obtain, a Marketing Authorization for the Products from the FDA no later than December 31, 2026.

ARTICLE VII. DIRECTOR APPOINTMENTS

Section 7.1 First Director. For so long as RTW or its Affiliates owns the Lower Ownership Threshold, RTW shall have the right to designate an individual to be nominated for election to the Board (the “First Director Designee”) at any annual meeting of stockholders at which such First Director Designee is to be elected; provided that such nomination shall be subject to the recommendation by the Nominating Committee and the approval by the Board (such recommendation and approval not to be unreasonably withheld or delayed); provided, further, that if any First Director Designee ceases to be a director of the Company for any reason, RTW shall have the right to designate a different individual to be nominated for election as the First Director Designee (the nomination of which shall be subject to the procedures immediately preceding this proviso). At each meeting of the stockholders of the Company at which the First Director Designee is to be elected or re-elected, the Board shall nominate the individual designated and approved for nomination as such First Director Designee in accordance with this Section 7.1 for election or re-election, as the case may be, as a director, and shall support the First Director Designee for election or re-election in a manner no less rigorous and favorable than the manner in which the Company supports other nominees. The individual serving as First Director Designee shall serve for a term commencing upon his or her election or appointment and expiring upon the earlier of (i) the time at which RTW delivers a notice to the Company indicating that it desires to designate a different individual as such First Director Designee, in which case such individual shall cease to be qualified as, and no longer be, a director, and (ii) the time at which RTW or its Affiliates ceases to own the Lower Ownership Threshold, in which case such individual shall cease to be qualified as, and no longer be, a director. The individual serving as First Director Designee shall be eligible to serve as a member of any committee of the Board, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by the First Director Designee would be inappropriate, as determined in good faith by the Board, and except that only First Director Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the SEC may serve on committees where such qualification is required. The First Director Designee shall initially be Nicholas Lewin.

Section 7.2 Second Director. For so long as RTW or its Affiliates owns the Higher Ownership Threshold, RTW shall have the right to designate an additional individual to be nominated for election to the Board (the “Second Director Designee”) at any annual meeting of stockholders at which such Second Director Designee is to be elected; provided that such nomination shall be subject to the recommendation by the Nominating Committee and the approval by the Board (such recommendation and approval not to be unreasonably withheld or delayed); provided, further, that if any Second Director Designee ceases to be a director of the Company for any reason, RTW shall have the right to designate a different individual to be nominated for election as the Second Director Designee (the nomination of which shall be subject to the procedures immediately preceding this proviso). At each meeting of the stockholders of the Company at which the Second Director Designee is to be elected or re-elected, the Board shall nominate the individual designated and approved for nomination as such Second Director Designee in accordance with this Section 7.2 for election or re-election, as the case may be, as a director, and shall support the Second Director

Designee for election or re-election in a manner no less rigorous and favorable than the manner in which the Company supports other nominees. The individual serving as Second Director Designee shall serve for a term commencing upon his or her election or appointment and expiring upon the earlier of (i) the time at which RTW delivers a notice to the Company indicating that it desires to designate a different individual as such Second Director Designee, in which case such individual shall cease to be qualified as, and no longer be, a director, and (ii) the time at which RTW or its Affiliates ceases to own the Higher Ownership Threshold, in which case such individual shall cease to be qualified as, and no longer be, a director. The individual serving as Second Director Designee shall be eligible to serve as a member of any committee of the Board, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by the Second Director Designee would be inappropriate, as determined in good faith by the Board, and except that only Second Director Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the SEC may serve on committees where such qualification is required. The Second Director Designee shall initially be R. Jason Richey.

Section 7.3 Breach Event Directors.

(a) If and for so long as (x) a Specified Breach Event (as defined below) is ongoing and (y) RTW or its Affiliates owns the Lower Ownership Threshold, RTW shall have the right to designate to be nominated for election to the Board (in addition to the First Director Designee and the Second Director Designee) two (2) individuals (“Breach Director Designees”); provided that such nomination shall be subject to the recommendation by the Nominating Committee and the approval by the Board (such recommendation and approval not to be unreasonably withheld or delayed); provided, further, that if any Breach Director Designee ceases to be a director of the Company for any reason, RTW shall have the right to designate a different individual to be nominated for election to the Board as such Breach Director Designee (the nomination of which shall be subject to the procedures immediately preceding this proviso). At each meeting of the stockholders of the Company at which a Breach Director Designee is to be elected, the Board shall nominate each individual designated and approved for nomination as a Breach Director Designee in accordance with this Section 7.3 for election or re-election, as the case may be, as a director, and shall support each Breach Director Designee for election or re-election in a manner no less rigorous and favorable than the manner in which the Company supports other nominees. Notwithstanding the foregoing, if the election of either or both of the Breach Director Designees would result in a majority of the Board then in office being comprised of RTW Designees (the “Majority Condition”), then (1) the number of Breach Director Designees shall be reduced so that all RTW Designees represent less than a majority of the Board (and, if necessary, the Breach Director Designee(s) then in office shall cease to be qualified as, and shall cease to serve as, directors (it being understood that, if there are two (2) Breach Director Designees in office and the disqualification of only one (1) such director is required to comply with the Majority Condition, the disqualification shall occur in the reverse order in which such Breach Director Designees were designated)), (2) the Company will undertake best efforts to increase the size of the Board and/or fill any resulting vacancy or vacancies or newly created directorships as necessary so that both Breach Director Designees can be appointed and RTW Designees will remain less than a majority of the Board and (3) the Dividend Rate shall be increased by two percentage points (2.0%) during such period that at least one (1) Breach Director Designee cannot be elected or is unable to serve as a result of the Majority Condition.

(b) Each Breach Director Designee shall serve for a term expiring upon the earliest of (i) the time at which RTW delivers a notice to the Company indicating that it desires to designate a different individual to the seat of such Breach Director Designee, in which case such individual shall cease to be qualified as, and no longer be, a director, (ii) the time at which RTW or its Affiliates ceases to own the Lower Ownership Threshold, in which case such Breach Director Designees shall cease to be qualified as, and no longer be, a director, and (iii) the time at which the Specified Breach Event giving rise to the designation rights in respect of such Breach Director Designee is no longer ongoing, in which case such individual shall cease to be qualified as, and no longer be, a director.

(c) Each individual serving as Breach Director Designee shall be eligible to serve as a member of any committee of the Board, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by the Breach Director Designee would be inappropriate, as determined in good faith by the Board, and except that only Breach Director Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the SEC may serve on committees where such qualification is required.

(d) For purposes of this Section 7.3, the term “Specified Breach Event” means a failure to satisfy either of the covenants in Article 6, which has not been cured.

Section 7.4 Vacancy Appointment. If at any time RTW is entitled to nominate for election any director pursuant to this Article 7 and there is a vacancy in such director position between annual meetings of stockholders, then the Company will use reasonable best efforts to promptly fill such vacancy in accordance with the procedures set forth in this Article 7.

Section 7.5 Other Requirements. Notwithstanding anything to the contrary contained in this Article 7, neither the Company nor the Board shall be under any obligation to nominate or appoint any First Director Designee, Second Director Designee or Breach Director Designee, as applicable, to the Board, or solicit votes for or otherwise support the election or re-election of any such person pursuant to this Article 7, in the event that the Board in good faith determines that such person (i) has been the subject of any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Securities Act of 1933, as amended (for the avoidance of doubt, excluding bankruptcies), involving an act of moral turpitude by such individual, (ii) is subject to any order, decree or judgment of any governmental entity prohibiting service as a director of any public company, or (iii) fails to complete reasonable and customary onboarding documentation, including providing reasonably required information to the Company, in each case, to the extent such requirements are consistent with those applicable to the other members of the Board.

ARTICLE VIII. ADDITIONAL DEFINITIONS

Section 8.1 For purposes of these resolutions, the following terms shall have the following meanings:

“Accrued Value” means, for a Preferred Share, (i) the Initial Stated Value plus (ii) all increases in the Accrued Value resulting from Accrued Dividends as set forth in Section 2.1 plus (iii) the amount of any accrued but unpaid Preferred Dividends existing since the most recent past Dividend Payment Date to but excluding the date of determination.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. Notwithstanding the foregoing, none of the Company, its Subsidiaries or its other controlled Affiliates shall be considered Affiliates of the RTW Investor.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (including, for the avoidance of doubt, by conversion of the Preferred Shares and exercise of warrants). The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Certificate of Designations” means this certificate of designations for the Series B Preferred Stock, as such shall be amended from time to time.

“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of the Company or any other Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Conversion Date,” with respect to any Converted Shares, shall mean the first date on which each of the following has occurred: (i) a conversion has been requested pursuant to Section 5.1, and (ii) the Company or its transfer agent, as applicable, has received, or waived the requirements to provide, the certificates, notice and other documents and amounts required to be delivered or paid under Section 5.3(b).

“Conversion Rate” shall mean the quotient obtained by dividing $1,000 by the Conversion Price.

“Conversion Price” means initially $3.37, as adjusted from time to time as provided in Section 5.

“Daily VWAP”, with respect to any Trading Day, means the volume-weighted average price per share of Common Stock (or per minimum denomination or unit size in the case of any security other than Common Stock) as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such Common Stock or unit (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the Market Value of one share of such Common Stock (or per minimum denomination or unit size in the case of any security other than Common Stock)) on such Trading Day. The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Dividend Payment Date” means [•], [•], [•] and [•] each year beginning [•], 2026; provided that, if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be the immediately succeeding Business Day.2

“Dividend Period” means a period commencing on [•], [•], [•] or [•] (other than the initial Dividend Period, which shall commence on and include the Issue Date) and ending on and including [•], [•], [•] and [•] preceding the next Dividend Payment Date, as applicable.3

“Dividend Rate” means 8.25% per annum, or such higher amount as set forth in Section 7.3(a)(3).

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Fundamental Change, as applicable, the date such Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective.

[2]	NTD: To be determined by the parties at the time of closing.
[3]	NTD: To be determined by the parties at the time of closing.

“Equity Securities” shall mean, with respect to any Person, (i) shares of capital stock of, or other equity or voting interest in, such Person, (ii) any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, such Person, (iii) options, warrants, rights or other commitments or agreements to acquire from such Person, or that obligates such Person to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, such Person, (iv) obligations of such Person to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Person and (v) the capital stock of such Person. Unless otherwise specified, “Equity Security” means an Equity Security of the Company.

“Exchange” means The New York Stock Exchange or other principal national securities exchange on which the Common Stock (or Reference Property, to the extent applicable).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Parties” means (x) the RTW Investor and its Affiliates and (y) any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Person referred to in clause (x) of this definition is a member.

“Ex-Date” means the first date on which the Common Stock trades on the applicable Exchange or in the applicable market, regular way, without the right to receive the issuance, dividend, or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such Exchange or market (in the form of due bills or otherwise) as determined by such Exchange or market.

A “Fundamental Change” shall be deemed to have occurred at the time after the Issue Date when any of the following the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) pursuant to which all of the outstanding shares of the Common Stock (i.e. 100% of all Common Stock) would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), (B) any share exchange, consolidation, merger, amalgamation or similar event involving the Company pursuant to which all of the outstanding shares of the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), or (C) any sale, lease or other transfer in one transaction or a series of transactions of all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries (without consideration of any director’s qualifying shares) (any such share exchange, consolidation, merger, amalgamation or similar event, transaction or series of transactions being referred to in this definition as an “Event”); provided, however, that any such Event described in clause (A) or (B) above where the Persons that “beneficially owned,” directly or indirectly, the Company’s Common Equity immediately prior to such Event “beneficially own”, directly or indirectly, more than 50.0% of the total voting power of all outstanding classes of the Company’s Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such Event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities such holders receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Fundamental Change”; provided, however, that a transaction or event will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of common stock or other corporate Common Equity interests listed (or depositary receipts representing shares of common stock or other corporate Common Equity interests, which depositary receipts are listed) on any Exchange (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Reference Transaction whose Reference Property consists of such consideration.

If any transaction in which the Common Stock is replaced by the Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change (or, in the case of a transaction that would have been a Make-Whole Fundamental Change but for the proviso immediately following numbered clause (4) to this definition, following the effective date of such transaction), references to the Company in this definition of “Fundamental Change” will apply to such other entity instead.

For the purposes of this definition, whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Governmental Entity” shall mean any United States or non-United States federal, state, or local government, or any agency, bureau, board, commission, department, tribunal, or instrumentality thereof or any court, tribunal, or arbitral or judicial body.

“hereof,” “herein,” and “hereunder” and words of similar import refer to this Certificate of Designations as a whole and not merely to any particular clause, provision, section, or subsection.

“Higher Ownership Threshold” means that RTW and its Affiliates, taken as a whole, Beneficially Own securities of the Company or its Subsidiaries (including (i) Series B Preferred Stock, (ii) shares of Common Stock or Preferred Stock other than the Series B Preferred Stock and (iii) convertible notes, warrants or other securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock) at least thirty percent (30%) of the Common Stock; provided, that in making such determination the Beneficial Ownership Limitation set forth in Section 5.5 shall be disregarded and any analogous to limitation contained in other convertible, exercisable or exchangeable securities shall also be disregarded.

“Holders” means the holders of outstanding Preferred Shares as they appear in the records of the Company.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Initial Stated Value” means $1,000 per Preferred Share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

“Issue Date” means the date on which the Series B Preferred Stock is first issued by the Company.

“Lower Ownership Threshold” means that RTW and its Affiliates, taken as a whole, Beneficially Own securities of the Company or its Subsidiaries (including (i) Series B Preferred Stock, (ii) shares of Common Stock or Preferred Stock other than the Series B Preferred Stock and (iii) convertible notes, warrants or other securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock) at least ten percent (10%) of the Common Stock; provided, that in making such determination the Beneficial Ownership Limitation set forth in Section 5.5 shall be disregarded and any analogous to limitation contained in other convertible, exercisable or exchangeable securities shall also be disregarded.

“Majority Holders” means Holders of Preferred Shares owning of record Preferred Shares representing more than 50% of the Accrued Value of all issued and outstanding Preferred Shares.

“Make-Whole Fundamental Change” means any event that is a Fundamental Change (subject to any exceptions or exclusions to the definition other than the exclusion in the proviso to the definition of “Fundamental Change”).

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock (or Reference Property, to the extent applicable) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the applicable Exchange or otherwise) in the Common Stock (or Reference Property, to the extent applicable) or in any options, contracts, or future contracts relating to the Common Stock (or Reference Property, to the extent applicable), and such suspension or limitation occurs or exists at any time before 4:00 p.m., New York City time, on such day.

“Market Value” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal Exchange on which shares of the Common Stock are then listed. If the Common Stock is not so listed or traded, the Market Value will be an amount reasonably determined by the Board in good faith to be the fair value of the Common Stock.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board or its successor.

“Parity Securities” means any class or series of Preferred Stock or any other Capital Stock of the Company hereafter issued in compliance with the terms hereof and the terms of which expressly provide that it will rank on parity with the Series B Preferred Stock with respect to the payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the Company, or otherwise.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity, or any Governmental Entity, any agency or political subdivisions thereof, or other “Person” as contemplated by Section 13(d) of the Exchange Act.

“Preferred Shares” means the shares of Series B Preferred Stock.

“Products” means (a) the gastric balloon for weight loss owned or controlled by the Company or its Subsidiaries and any derivatives, modifications and improvements thereto, (b) a suite of related and complementary digital products, and (c) any and all current and future products, digital solutions, and services developed, imported, manufactured, marketed, offered for sale, promoted, sold, tested or otherwise distributed by the Company or any of its Subsidiaries.

“RTW” means RTW Investments, LP., a Delaware limited partnership, or its successor.

“RTW Designees” means the First Director Designee, the Second Director Designee and the Breach Director Designees, if any.

“RTW Investor” means RTW and its Affiliates.

“Senior Securities” means any class or series of Preferred Stock or any other Capital Stock of the Company hereafter issued in compliance with the terms hereof and the terms of which expressly provide that it will rank senior in preference or priority to the Series B Preferred Stock with respect to the payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the Company, or otherwise.

“Subsidiary” of any Person shall mean any other Person in which such Person, directly or indirectly, owns or has the power to vote or control more than fifty percent (50%) of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other Person (or, in the case of a partnership, limited liability company or other similar entity, control of the general partnership, managing member or similar interests). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Thirty Day VWAP” means, with respect to a security, the average of the Daily VWAP of such security for each day during a thirty (30) consecutive Trading Day period ending immediately prior to the date of determination. Unless otherwise specified, “Thirty Day VWAP” means the Thirty Day VWAP of the Common Stock.

“Total Current Voting Power” shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the general election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity and, in the case of the Company). Unless otherwise specified, “Total Current Voting Power” means Total Current Voting Power of the Company.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not listed, admitted for trading or quoted on an Exchange, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then-standard closing time for regular trading on the relevant Exchange or trading system.

“U.S. Marketing Authorization” means, with respect to a Product, the U.S. Regulatory Approvals required by applicable law to commercially distribute such Product in the United States, including, to the extent required by applicable law for the commercial distribution of such Product, all pricing approvals and government reimbursement approvals.

“U.S. Regulatory Approvals” means, collectively, all regulatory approvals, registrations, certificates, clearances, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which any Product may be researched, tested, developed, manufactured, marketed, sold and distributed in the United States, issued by the U.S. Food and Drug Administration (or any successor agency or authority thereto) or other appropriate governmental entity with responsibility for the approval of the marketing and sale of medical devices or other regulation of medical devices in the United States.

Section 8.2 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accrued Dividends	2.1
Board	Preamble
Certificate of Incorporation	Recitals
Common Dividend	2.2
Company	Preamble
Conversion Amount	5.3(a)(i)
Conversion Date	5.1(c)
DGCL	Preamble
Junior Securities	1.2(a)
Participating Dividend	2.2
Participating Liquidation Preference	3.1
Preferred Dividend	2.1(a)
Preferred Stock	Recitals
Reference Property	5.4(e)
Reference Transaction	5.4(e)
Series B Preferred Stock	1.1
Stock Price	5.5(c)

ARTICLE IX. MISCELLANEOUS.

Section 9.1 Share Certificates. If any certificates representing Preferred Shares shall be mutilated, lost, stolen, or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen, or destroyed certificate, a new Preferred Share certificate of like tenor and representing an equivalent number of Preferred Shares, but only upon receipt of evidence of such loss, theft, or destruction of such certificate and indemnity by the holder thereof, if requested, reasonably satisfactory to the Company.

Section 9.2 Availability and Reservation of Shares of Common Stock. For the purpose of effecting the conversion of Preferred Shares, the Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or authorized but unissued shares of Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Preferred Shares after taking into account any adjustments to the Conversion Price from time to time. If the Company reasonably expects that, on or any time after the tenth (10th) anniversary of the Issue Date, it will not legally be permitted to pay cash dividends and therefore will pay Preferred Dividends in the form of Accrued Dividends in the manner set forth in Section 2.1, then the Company agrees to periodically amend its certificate of incorporation as necessary to ensure that at all times there are sufficient authorized but unissued shares of Common Stock available to allow for the issuances of Conversion Shares with respect to Accrued Dividends.

Section 9.3 Without prejudice to any other remedy at law or in equity any Holder may have as a result of such default, take all actions reasonably required to amend its Certificate of Incorporation, as expeditiously as reasonably practicable, to increase the authorized and available amount of Common Stock (or Reference Property, to the extent applicable) if at any time such amendment is necessary in order for the Company to be able to satisfy its obligations under Section 5. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of the Series B Preferred Stock, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) upon the conversion of all outstanding Preferred Shares at such adjusted Conversion Price.

Section 9.4 Status of Cancelled Shares. Preferred Shares which have been converted, redeemed, repurchased, or otherwise cancelled shall be automatically retired and resume the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock.

Section 9.5 Severability. If any right, preference, or limitation of the Series B Preferred Stock set forth in this Certificate of Designations is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences, and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful, or unenforceable right, preference, or limitation shall, nevertheless, remain in full force and effect, and no right, preference, or limitation herein set forth shall be deemed dependent upon any other such right, preference, or limitation unless so expressed herein.

Section 9.6 Headings; Interpretation. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof. When this Certificate of Designations refers to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement, document or decision at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise expressly provided herein, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

Section 9.7 Notices. All notices or communications in respect of Preferred Stock shall be in writing and shall be deemed delivered (a) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, (c) on the date of delivery if delivered personally, or (d) if by facsimile, upon written confirmation of receipt by facsimile. Notwithstanding the foregoing, if Preferred Stock is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the beneficial holders of Preferred Stock in any manner permitted by such facility.

Section 9.8 Other Rights. The shares of Preferred Stock shall not have any rights, preferences, privileges, or voting powers or relative, participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

Section 9.9 Waiver. The terms of this Certificate of Designations may be waived upon the written consent of the Majority Holders and the Company.

[Rest of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed by a duly authorized officer of the Company as of __________, 2025.

ALLURION TECHNOLOGIES, INC.
A Delaware corporation

By:
Name:	Shantanu Gaur
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS]

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

ALLURION TECHNOLOGIES, INC.

Warrant Shares: [___]	Issue Date: November __, 2025

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [_________] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Stockholder Approval Date (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the date that is the five (5) year anniversary of the Initial Exercise Date, provided that, if such date is not a Trading Day, the date that is the immediately following Trading Day (the “Termination Date”) but not thereafter, to subscribe for and purchase from Allurion Technologies, Inc., a Delaware corporation (the “Company”), up to [____] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest

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preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of November 11, 2025, by and among the Company and the purchasers signatory thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the stockholders of the Company with respect to the issuance of the Warrants and the Warrant Shares issuable upon the exercise thereof.

“Stockholder Approval Date” means the date on which Stockholder Approval is received and deemed effective under Delaware law and applicable Trading Market requirements.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of One State Street, 30th Floor, New York, New York 10004 and an email address of saqui@continentalstock.com, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means this Warrant and other Common Stock purchase warrants issued by the Company on the original Issue Date.

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Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required by the Company. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise on the Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $1.67, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)

= as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the highest Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) within two (2) hours of the time

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of the Holder’s delivery of the Notice of Exercise pursuant to Section 2(a) hereof if such Notice of Exercise is delivered during “regular trading hours,” or within two (2) hours after the close of “regular trading hours,” on a Trading Day or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is delivered pursuant to Section 2(a) hereof after two (2) hours following the close of “regular trading hours” on such Trading Day;

(B)	= the Exercise Price of this Warrant, as adjusted hereunder; and

(X)

= the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i.

Delivery of Warrant Shares Upon Exercise. On or before the first (1st) Trading Day following the date on which the Company has received a Notice of Exercise (or such earlier date as required pursuant to the Exchange Act or other applicable law), provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise (such date, the “Warrant Share Delivery Date”), rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and such Holder has (i) resold the Warrant Shares (1) in a manner described under the caption “Plan of Distribution” in a then-effective and available registration statement filed under the Securities Act covering the resale of the Warrant Shares (the “Registration Statement”), (2) pursuant to Rule 144 or (3) pursuant to any other available exemption from registration under the Securities Act and (ii) delivered to the Company, the Transfer Agent and counsel to the Company a seller’s representation letter in form and substance acceptable to the Company and, if requested by the Transfer Agent, a broker’s representation letter in form and substance acceptable to the Transfer Agent confirming the resale of such Warrant Shares in the manner described above, together with any other documentation reasonably required by the Transfer Agent and/or the Depository Trust Company and, if applicable and requested by the Company, a legal opinion of the transferor’s counsel that the sale of such Warrant Shares did not require registration under the Securities Act, in a form and substance reasonably satisfactory to the Company and its counsel, as well as, in the case of clause (3), any other documentation reasonably required by the Company and its counsel (the

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“Resale Eligibility Conditions”), upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system; provided, however, that, if (1) such resale of the Warrant Shares has been pursuant to an available exemption from registration under the Securities Act other than Rule 144, and (2) the Company and its counsel determine in their reasonable discretion that such Warrant Shares continue to represent “restricted securities” under Rule 144 and, accordingly, must continue to bear the legend set forth in herein, then such Warrant Shares shall be registered in book-entry form in the name of the applicable transferee on the books and records of the Transfer Agent, bearing such legend, or (Y) if the Transfer Agent is not participating in the FAST or the Resale Eligibility Conditions are not satisfied, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Notice of Exercise, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder shall be entitled pursuant to such exercise. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be), provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence reasonably satisfactory to the Company of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case

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subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding

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immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. If at any time on or after the original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then in each such case, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right to such extent) and such Purchase Right (and beneficial ownership) to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation), at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation, provided, further, that such Purchase Rights need not be held in abeyance for the benefit of the Holder if the Holder was separately offered substantially equivalent Purchase Rights outside of the Warrant. As used in this Section 9(b), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

c) Pro Rata Distributions. If, on or after the original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights subject to

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Section 9(b) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution (and beneficial ownership) shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding shares of Common Stock or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the

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surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable terms and conditions or delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(d) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

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e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the

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Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

g) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant reduce the then-current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors.

h) Stockholder Approval. The Company shall use its reasonable best efforts to hold a meeting of stockholders on or prior to January 31, 2026, for the purpose of, among other things, obtaining the Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its best efforts to obtain such Stockholder Approval. If the Company does not obtain Stockholder Approval with respect to the terms of the Warrants at the first meeting of the stockholders, the Company shall call a meeting every sixty (60) days thereafter to seek such Stockholder Approval until the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

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b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 11 Huron Drive Natick, MA 01760, Attention: Brendan Gibbons, email address: bgibbons@allurion.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

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l) Amendment. Other than Section 2(e) above and this Section 5(l), which may not be amended, modified or waived, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ALLURION TECHNOLOGIES, INC.

By:
Name:
Title:

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NOTICE OF EXERCISE

TO: ALLURION TECHNOLOGIES, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _____________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Date: ____________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature: __________________________

Holder’s Address: ___________________________

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 11, 2025, between Allurion Technologies, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the first (1st) Trading Day following the date hereof (or the second (2nd) Trading Day following the date hereof if this Agreement is signed on a day that is not a Trading Day or after 4:00 p.m. (New York City time) and before midnight (New York City time) on a Trading Day).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Goodwin Procter LLP, with offices located at 620 Eighth Avenue, New York, NY 10018.

“Company Product” shall have the meaning ascribed to such term in Section 3.1(hh).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission with respect to all of the Shares and Warrant Shares, (b) all of the Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of Shares or Warrant Shares is not an Affiliate of the Company, or (d) all of the Shares and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Documents” means the definitive documentation to be entered into in connection with the exchange of securities for the forfeiture or conversion of outstanding convertible notes held by RTW Investments, LP or its affiliated funds (“RTW”) or the Company’s obligations under revenue interest financing agreements by and among the Company, RTW and the other parties thereto, including, but not limited to, a securities purchase and exchange agreement and a certificate of designations of Series B Perpetual Convertible Preferred Stock.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options, restricted stock units, warrants and/or convertible securities to employees, consultants, advisors, officers or directors of the Company pursuant to any stock or option plan, agreement or arrangement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, provided that the issuance of such securities to advisors and consultants are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith other than on Form S-8 during the prohibition period in Section 4.12(a) herein, (b) (i) securities upon the exercise or exchange of or conversion of any Securities issued pursuant to this Agreement or the Registration Statement, (ii) securities (including the exercise or exchange of or conversion of any such securities) issued to RTW pursuant to the Exchange Documents, (iii) warrants to the Placement Agent in connection with the transactions pursuant to this Agreement and any securities upon exercise of warrants to the Placement Agent, and/or (iv) other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided in each case that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(hh).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(hh).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“GDPR” shall have the meaning ascribed to such term in Section 3.1(jj).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1(ii).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ll).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.11(a).

“Per Share and Accompanying Warrant Purchase Price” equals $1.67, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” shall have the meaning ascribed to such term in Section 3.1(jj).

“Placement Agent” means Roth Capital Partners, LLC.

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.11(e).

“Policies” shall have the meaning ascribed to such term in Section 3.1(jj).

“Privacy Laws” shall have the meaning ascribed to such term in Section 3.1(jj).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the stockholders of the Company with respect to the issuance of the Warrants and the Warrant Shares.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.11(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.11(b).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of One State Street, 30th Floor, New York, New York 10004 and an email address of saqui@continentalstock.com, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable at any time on or after the date that the Stockholder Approval is obtained and deemed effective. The Warrants shall have a term of exercise equal to five (5) years from the initial exercise date, in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $5,000,000.04 of Shares and Warrants. Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Shares and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place remotely by electronic transfer of the Closing documentation.

2.2 Deliveries.

(a) On or prior to the Closing Date (except as indicated below), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, directed to the Purchasers, in a form reasonably acceptable to the Purchasers;

(iii) the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(iv) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser, or, at the election of such Purchaser, evidence of the issuance of such Purchaser’s Shares hereunder as held in DRS book-entry form by the Transfer Agent and registered in the name of such Purchaser, which evidence shall be reasonably satisfactory to such Purchaser;

(v) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Shares, with an exercise price equal to $1.67, subject to adjustment therein; and

(vi) the Registration Rights Agreement duly executed by such Purchaser.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

(c) On or prior to the Closing Date, the Company shall deliver, or cause to be delivered to the Placement Agent a legal opinion of Company Counsel, directed to the Placement Agent, in a form reasonably acceptable to the Placement Agent.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein, in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company as of the date hereof are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents that would constitute a Material Adverse Effect (as defined below). Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the Company’s knowledge, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party by the Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the receipt of such consents as set forth on Schedule 3.1(d), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing of any Registration Statement with the Commission pursuant to the Registration Rights Agreement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) Stockholder Approval, and (v) the filing of Form D with the Commission and such other filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g) Capitalization. The capitalization of the Company as of the date hereof is substantially as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Other than as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options or upon vesting of restricted stock units under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). Except as set forth on Schedule 3.1(g), (i) there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary, and (ii) there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Stockholder Approval and any preemptive rights or contractual rights that have been waived, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not made any equity grants or issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing, against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule 3.1(j), (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or threatened in writing, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.1(k), none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the

Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice in writing of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or, to the Company’s knowledge, threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit, except as set forth on Schedule 3.1(n) or where any such event would not reasonably be expected to result in a Material Adverse Effect.

(o) Title to Assets. Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and, to the knowledge of the Company, enforceable, leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights which are material to and necessary or required for use in with the conduct of their respective businesses as described in the SEC Reports and which the failure to so have would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice in writing that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Except as set forth on Schedule 3.1(p), neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, generally deemed prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to provide reasonable assurance that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except as set forth in the SEC Reports, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except for fees payable by the Company to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except for each of the Purchasers and as set forth on Schedule 3.1(v), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification in writing that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as disclosed in the SEC Reports, to the Company’s knowledge, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted, including its capital needs, taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc) Foreign Corrupt Practices. In the past three years, neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(dd) Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended December 31, 2024.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or that might reasonably be expected to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

(hh) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries as of the date hereof (each such product, a “Company Product”), such Company Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in material compliance with all applicable requirements under the FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, Action threatened in writing against the Company or any of its Subsidiaries, and except as set forth on Schedule 3.1(hh), none of the Company or any of its Subsidiaries has received any notice, warning letter or other written communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Company Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Company Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed in writing by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern in writing as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ii) Cybersecurity. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i)(x) there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified in writing of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards designed to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery procedures consistent in all material respects with industry standards and practices.

(jj) Compliance with Data Privacy Laws. (i) The Company and the Subsidiaries are, and at all times during the last three (3) years were, in compliance in all material respects with all applicable state, federal and foreign data privacy and security laws and regulations, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to comply in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by the Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws, and to the knowledge of the Company, the execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws or Policies. Neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any request or demand from a regulatory authority pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability on the Company or any Subsidiary under any Privacy Law.

(kk) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(mm) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(nn) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened in writing.

(pp) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(qq) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(rr) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ss) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(tt) Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account, not as a nominee or agent, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Securities are “restricted securities” within the meaning of Rule 144 under the Securities Act and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Each Purchaser further acknowledges that it has engaged its own attorneys, business advisors and tax advisors to provide legal, business and tax advice (or has decided not to obtain such advice) and has not relied on the Company or any of its subsidiaries for such advice.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company and the Transfer Agent an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. If such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement as if it were a Purchaser, then it shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any certificate or book-entry statement representing any of the Securities in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to such pledgees or secured parties, provided that such pledge, security arrangement or transfer complies with all applicable federal and state securities laws. Such a pledge would not be subject to approval of the Company; provided, that, in connection with any such pledge, security arrangement or transfer of the Securities to such a pledgee, the Securities shall continue to bear the legend set forth above. If the pledgee, secured party or transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement as if it were a Purchaser, then it shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement. Further, no notice shall be required of such pledge. If the Securities are subject to registration pursuant to the Registration Rights Agreement, then at the request of the Purchaser, the Company will prepare and file any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) If a Purchaser has resold the Shares or Warrant Shares (i) in a manner described under the caption “Plan of Distribution” in a then-effective and available Resale Registration Statement (as defined below), (ii) pursuant to Rule 144 or (iii) pursuant to any other available exemption from registration under the Securities Act, such Purchaser shall concurrently (a) send a confirmation to the Company and the Transfer Agent setting forth the number of such Shares or Warrant Shares (as the case may be) that have been so resold, the manner of such resales, the purchasers to whom the shares have been sold and the date of such resales and (b) deliver to the Company, the Transfer Agent and counsel to the Company a seller’s representation letter in form and substance reasonably acceptable to the Company and, if requested by the Transfer Agent, a broker’s representation letter in form and substance reasonably acceptable to the Transfer Agent confirming the resale of such Shares and Warrant Shares in the manner described above, together with any other documentation reasonably required by the Transfer Agent and/or the Depository Trust Company (“DTC”) and, if applicable and requested by the Company, a legal opinion of the transferor’s counsel that the sale of such Shares or Warrant Shares, as applicable, did not require registration under the Securities Act, in a form and substance reasonably satisfactory to the Company and its counsel, as well as, in the case of clause (iii), any other documentation reasonably required by the Company and its counsel (the “Resale Deliverables”). The Company and each Purchaser hereby acknowledge that, if and when such Purchaser has (i) resold Shares or Warrant Shares, as applicable, in a manner described under the caption “Plan of Distribution” in the Registration Statement or pursuant to Rule 144 or other available exemption from registration under the Securities Act and (ii) delivered the Resale Deliverables, the Company shall instruct the Transfer Agent to cause such shares to be credited to the applicable balance accounts at DTC as designated by such Purchaser for the transferee who purchased such Shares or Warrant Shares, as applicable, from such Purchaser (each, a “Transferee”); provided, however, that, if (1) such resale of the Shares or Warrant Shares has been pursuant to an available exemption from registration under the Securities Act other than Rule 144, and (2) the Company and its counsel determine in their reasonable discretion that such Shares or Warrant Shares continue to represent “restricted securities” under Rule 144 and, accordingly, must continue to bear the legend set forth in Section 4.1(b) above, then such Shares or Warrant Shares shall be registered in book-entry form in the name of the applicable transferee on the books and records of the Transfer Agent, bearing such legend. Upon the written request by a Purchaser to the Company if, at the time of such request, such Purchaser (i) is not, and has not been during the preceding three (3) months, an affiliate of the Company, (ii) has held the portion of the Shares or Warrant Shares, as applicable subject to such request for at least one (1) year as determined in accordance with Rule 144(d), and (iii) concurrently with such request, delivers to the Company, its counsel and the Transfer Agent a written certification that the requirements set forth in the foregoing clauses (i) through (ii) are accurate, the Company shall, no later than one (1) Trading Day following the delivery by such Purchaser to the Transfer Agent of one or more legended certificates or book-entry statements representing such Shares or Warrant Shares, as applicable, issued to such Purchaser together with such other documentation from such Purchaser and its designated broker as the Transfer Agent, DTC or the Company deems necessary and appropriate, authorize the Transfer Agent to remove the legend set forth in Section 4.1(b) above (and any stop transfer instructions placed against transfer of any such

Shares or Warrant Shares) affixed to the portion of such Shares or Warrant Shares, as applicable, for which all conditions to such Purchaser’s ability to resell under Rule 144 have then been satisfied. At the time the Company authorizes the removal of the legend set forth in Section 4.1(b) above (and any stop transfer instructions placed against transfer of any such Shares or Warrant Shares) pursuant to this Section 4.1(c) (such date, a “Legend Removal Date”), the Company shall also use its commercially reasonable efforts, at its sole expense, to cause its counsel to issue to the Transfer Agent a legal opinion or direction letter instructing the Transfer Agent that it is authorized to remove the legend set forth in Section 4.1(b) above affixed to such Shares or Warrant Shares, as applicable, as contemplated by this Section 4.1(c) (which legal opinion or direction letter may be delivered to the Transfer Agent in advance setting forth the conditions to the removal of such legends). The Company shall be responsible for the fees of its Transfer Agent and any DTC fees associated with such issuance. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Purchaser anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares or Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this Section 4.1(d).

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Furnishing of Information.

(a) Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, except in the event that the Company consummates: (a) any transaction or series of related transactions as a result of which any Person (together with its Affiliates) acquires then outstanding securities of the Company representing more than fifty percent (50%) of the voting control of the Company; (b) a merger or reorganization of the Company with one or more other entities in which the Company is not the surviving entity; or (c) a sale of all or substantially all of the assets of the Company, which occurs at least one year after the Closing.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities (assuming cashless exercise of the Warrants) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Shares and Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with such Purchaser regarding such disclosure.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. Except as set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other

Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder, or any violations by such Purchaser Party of state or federal securities laws, or any conduct by such Purchaser Party that is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable actual and documented fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations made by a Purchaser Party in this Agreement or the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10 Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Participation in Future Financing.

(a) From the date hereof until the date that is the twelve (12) month anniversary of the date of this Agreement, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 35% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to each Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to such Purchaser (the “Notice Termination Time”) that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such Notice Termination Time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If, by the Notice Termination Time, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If, by the Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.11 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.11.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.11, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

(g) The Company and each Purchaser agree that, if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser. In addition, the Company and each Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(h) Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i) Notwithstanding anything to the contrary pursuant to a Purchaser’s (and its Affiliates) rights to its Participation Maximum pursuant to this Section 4.11, if the number of shares of Common Stock issuable to a Purchaser (and its Affiliates) pursuant to any proposed Subsequent Financing, when aggregated with all other shares of Common Stock beneficially owned by such Purchaser (and its Affiliates) at such time of such Subsequent Financing, would result in such Purchaser (and its Affiliates) beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 4.99% (or 9.99% at the election of the Purchaser) of the then issued and outstanding Common Stock outstanding at the closing of the Subsequent Financing (the “Beneficial Ownership Maximum”), then in lieu of receiving shares of Common Stock in a Subsequent Financing that would result in such Purchaser (and its Affiliates) exceeding the Beneficial Ownership Maximum, such Purchaser (and its Affiliates) shall receive Common Stock Equivalents (such as pre-funded Common Stock purchase warrants) with a beneficial ownership blocker in the form of Section 2(e) of the Warrants, mutatis mutandis, in order for such Purchaser (and its Affiliates) to maintain a beneficial ownership at or below the Beneficial Ownership Maximum.

(j) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of (i) an Exempt Issuance, (ii) following the 30th day after the Effective Date, issuances of Common Stock pursuant to the ChEF Purchase Agreement, dated as of December 18, 2023, by and between the Company and Chardan Capital Markets LLC and (iii) entry into and/or issuance of shares of Common Stock in an “at the market” offering.

4.12 Subsequent Equity Sales.

(a) From the date hereof until the 60 days after the Effective Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than as contemplated pursuant to the Registration Rights Agreement or the Exchange Documents, or a supplement or amendments to registration statements or supplements previously filed by the Company prior to the date hereof solely for the purpose of revising any required disclosure in such registration statement and not for the purpose of increasing the offering size pursuant to any such registration statement, or filing a registration statement on Form S-8 in connection with any employee benefit plan; provided, however, that, following the 30th day after the Effective Date, the Company may issue Common Stock pursuant to the ChEF Purchase Agreement, dated as of December 18, 2023, by and between the Company and Chardan Capital Markets LLC.

(b) From the date hereof until 60 days after the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, (i) this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, and (ii) following the 30th day after the Effective Date, issuances of Common Stock pursuant to the ChEF Purchase Agreement, dated as of December 18, 2023, by and between the Company and Chardan Capital Markets LLC, and such issuances shall not be deemed a Variable Rate Transaction.

4.13 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this

Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates, or agent, including, without limitation, the Placement Agent, after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15 Capital Changes. Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares and Warrants other than a reverse stock split that is required, in the good faith determination of the Board of Directors, to maintain the listing of the Common Stock on the Trading Market.

4.16 Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required by the Company in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.17 Stockholder Approval. The Company shall use its reasonable best efforts to hold a meeting of stockholders on or prior to January 31, 2026 for the purpose, among other things, of obtaining Stockholder Approval with respect to the terms of the Warrants, with the recommendation of the Company’s Board of Directors that such proposal is approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval with respect to the terms of the Warrants at the first meeting of the stockholders, the Company shall call a meeting every sixty (60) days thereafter to seek such Stockholder Approval until the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding.

4.18 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated (a) by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, or (b) by the Company, in each case by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least a majority in interest of the Shares based on the initial Subscription Amounts hereunder (or, prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or multiple Purchasers), the consent of such disproportionately impacted Purchaser (or at least a majority in interest of such multiple Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations, warranties, and covenants of the Company in this Agreement and the representations, warranties, and covenants of the Purchasers in this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS. EGS does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALLURION TECHNOLOGIES, INC.	Address for Notice:

By:
Name: Title:
With a copy to (which shall not constitute notice):	E-Mail:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ALUR SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

Warrant Shares: ___________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

EIN Number: ____________________

[SIGNATURE PAGES CONTINUE]

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 11, 2025, between Allurion Technologies, Inc., a Delaware corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”).

The Company and each Purchaser hereby agrees as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(c).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 90th calendar day following the date hereof (or, in the event of a “full review” by the Commission, the 120th calendar day following the date hereof) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 120th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day. If the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same number of Trading Days on which the Commission remains closed.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 60th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all Shares, (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrants) and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale

2

of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

2.	Shelf Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in

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accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Stockholder” section attached hereto as Annex B; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall notify the Holders via e-mail as promptly as practicable, and in any event, within one (1) Trading Day, after the effectiveness of a Registration Statement. The Company shall, on the second (2nd) Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

(b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form S-3 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

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(c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

b.

Second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders); and

c.

Third, the Company shall reduce Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least three (3) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d) If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein or the Company subsequently withdraws the filing of the Registration Statement for reasons other than at the request of the Holders of a majority in interest of the Registrable Securities to withdraw the Registration Statement, the Company shall be deemed to have not satisfied this clause (i) as of the Filing Date), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective

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amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within fifteen (15) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement (provided that, if the Registration Statement does not allow for the resale of Registrable Securities at prevailing market prices (i.e., only allows for fixed price sales), the Company shall have been deemed to have not satisfied this clause) or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than an aggregate of thirty (30) Trading Days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such fifteen (15) calendar day period is exceeded, and for purpose of clause (v) the date on which such thirty (30) Trading Day period is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 0.75% multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 8% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything in this Section 2(d) to the contrary, during any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because any Holder fails to furnish information required to be provided pursuant to Section 3(a) within seven (7) calendar days of the Company’s request, any liquidated damages that would otherwise accrue as to such Holder only shall be tolled until such information is delivered to the Company. No liquidated damages shall be payable if and to the extent that, despite commercially reasonable efforts by the Company to avoid a breach hereof, the Company’s failure was caused by any government shutdown resulting in the Commission’s inability to review or declare effective the Registration Statement.

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(e) If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(f) Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any “underwriter” without the prior written consent of such Holder.

3.	Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such reasonable inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) within seven (7) calendar days of a written request by or on behalf of the Company and in any case by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section. Each Holder shall provide any additional information as may be reasonably requested by the Company and is necessary for purposes of complying with requirements under applicable securities laws and regulations or rules of any applicable stock exchange where the Common Stock is then listed.

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(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably practicable to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority

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for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries, and the Company agrees that the Holders shall not have any duty of confidentiality to the Company or any of its Subsidiaries and shall not have any duty to the Company or any of its Subsidiaries not to trade on the basis of such information.

(e) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

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(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates or book-entry statements, as applicable, representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably practicable under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed sixty (60) calendar days (which need not be consecutive days) in any 12-month period.

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(k) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l) The Company shall use its reasonable best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger,

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telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5.	Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration

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Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(f).

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Subsidiaries and the Company and its Subsidiaries’ respective directors, officers, agents, employees and any other Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved each of Annex A and Annex B hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

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(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

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(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses (except where such indemnification is unavailable due to the Indemnified Party’s own gross negligence, willful misconduct, or fraud), then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

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6.	Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities.

(c) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Registrable Security), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(d). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

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(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement.

(g) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(g), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(h) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(l) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(m) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ALLURION TECHNOLOGIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO ALUR RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

Annex A

Plan of Distribution

Annex C

ALLURION TECHNOLOGIES, INC.

Selling Stockholder Notice and Questionnaire

Exhibit 10.3

Execution Version

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

by and among

ALLURION TECHNOLOGIES, INC.,

RTW INNOVATION MASTER FUND LTD.,

RTW BIOTECH OPPORTUNITIES OPERATING LTD

and

RTW MASTER FUND, LTD.

November 11, 2025

This Securities Purchase and Exchange Agreement contains a number of representations and warranties which the Company and the Purchasers have made to each other. Such representations and warranties were made as of the date of the Securities Purchase and Exchange Agreement. Information concerning the subject matter of the representations and warranties may have changed since the date of the Securities Purchase and Exchange Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company. Moreover, representations and warranties are frequently utilized in Securities Purchase and Exchange Agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, ONLY THE PARTIES TO THIS AGREEMENT SHOULD RELY ON THE REPRESENTATIONS AND WARRANTIES AS CURRENT CHARACTERIZATIONS OF FACTUAL INFORMATION ABOUT THE COMPANY OR THE PURCHASER.

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5.7 Reporting Status	18
5.8 Registration Rights	18
5.9 Tax Treatment	24

6. Conditions Precedent	24

6.1 Conditions to the Obligation of the Purchasers to Consummate the Closing	24
6.2 Conditions to the Obligation of the Company to Consummate the Closing	25

7. Legends; Securities Act Compliance	26

8. Indemnification; Survival	26

8.1 Company Indemnification	26
8.2 Survival of Representations and Warranties	27
8.3 Purchaser Indemnification	27
8.4 Limitations	27
8.5 Procedures	28
8.6 Additional Limitations	29
8.7 Exclusive Remedies	29

9. Termination	29

9.1 Conditions of Termination	29
9.2 Effect of Termination	29

10. Miscellaneous Provisions	29

10.1 Interpretation	29
10.2 Notices	30
10.3 Severability	31
10.4 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL	31
10.5 Specific Performance	32
10.6 Delays or Omissions; Waiver	32
10.7 Fees; Expenses	32
10.8 Assignment	33
10.9 No Third Party Beneficiaries	33
10.10 Counterparts	33
10.11 Entire Agreement; Amendments	33
10.12 No Personal Liability of Directors, Officers, Owners, Etc.	33

Exhibits

Exhibit A	Securities and Purchasers
Exhibit B	Form of Certificate of Designations

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SECURITIES PURCHASE AND EXCHANGE AGREEMENT

SECURITIES PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”), dated November 11, 2025, by and among Allurion Technologies, Inc., a Delaware corporation (the “Company”) and the persons named on Exhibit A (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company has authorized the issuance and sale of shares of Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”), the rights, preferences and privileges of which are to be set forth in a Certificate of Designations, in the form attached hereto as Exhibit B (the “Certificate of Designations”), which shares of Series B Preferred Stock shall be convertible in certain circumstances into authorized but unissued shares of Common Stock (as defined below);

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Securities (as defined below);

WHEREAS, (i) the Board (as defined below) and the Special Committee (as defined below) has determined that it is in the best interests of the Company and its stockholders, including the Unaffiliated Stockholders (as defined below) and declared it advisable, to enter into this Agreement and the other Transaction Agreements (as defined below) to which the Company is a party providing for the transactions contemplated hereby and thereby in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein, and (ii) the Special Committee has recommended that the Board approve, and the Board has approved, the execution, delivery and performance of this Agreement and the other Transaction Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the DGCL upon the terms and conditions contained herein and therein; and

WHEREAS, each Purchaser has approved the execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with applicable law upon the terms and conditions contained herein and therein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of the Company, after consulting with counsel to the Company, (i) would be required to be made in a Registration Statement or prospectus included therein in order for the Registration Statement or prospectus, as applicable, not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed or used for offers and sales, and (iii) the Company has a bona fide material business purpose for not making such information public.

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“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. Notwithstanding the foregoing, none of the Company, its Subsidiaries or its other controlled Affiliates shall be considered Affiliates of the Purchasers.

“Aggregate Purchase Consideration” shall have the meaning set forth in the Section 2.1.

“Agreement” shall have the meaning set forth in the preamble.

“Antitrust Laws” means the HSR Act and any foreign antitrust Laws.

“Antitrust Regulatory Requirements” shall have the meaning set forth in Section 5.1(a).

“Basket Amount” shall have the meaning set forth in Section 8.4.

“Board” shall mean the Board of Directors of the Company.

“Board Resolutions” shall have the meaning set forth in Section 3.3(b).

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Capitalization Date” shall have the meaning set forth in Section 3.2(a).

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, inclusive any certificates of amendment, certificates of elimination and certificates of designation forming a part thereof.

“Closing” shall have the meaning set forth in Section 2.2(a).

“Closing Date” shall have the meaning set forth in Section 2.2(a).

“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of the Company or any other Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

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“Company” shall have the meaning set forth in the preamble.

“Company Financial Statements” shall have the meaning set forth in Section 3.6(c).

“Company Indemnified Party” shall have the meaning set forth in Section 8.3.

“Company Stock Plans” shall mean (i) the Allurion Technologies, Inc. 2010 Stock Incentive Plan, (ii) the Allurion Technologies, Inc. Amended and Restated 2020 Stock Option and Grant Plan, (iii) the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan and (iv) the Allurion Technologies, Inc. 2023 Employee Stock Purchase Plan and any successors thereto approved by the Board.

“Consent” shall have the meaning set forth in Section 3.5.

“control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” shall mean the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock as provided for in the Certificate of Designations.

“Cut Back Securities” shall have the meaning set forth in Section 5.8(f).

“Deemed Purchase Price” means (i) with respect to Shares that are Registrable Securities, the accrued liquidation preference of such Shares, (ii) with respect to Conversion Shares issued upon conversion of Shares, the accrued liquidation preference used to calculate the number of Conversion Shares issued to the holder thereof and (iii) with respect to Registrable Securities other than Shares or Conversion Shares, the aggregate purchase price paid by the Purchasers to the Company for such securities.

“DGCL” shall have the meaning set forth in the recitals.

“Director” means any member of the Board.

“Draft Form 8-Ks” shall have the meaning set forth in Section 3.6(a).

“Equity Securities” shall mean, with respect to any Person, (i) shares of capital stock of, or other equity or voting interest in, such Person, (ii) any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, such Person, (iii) options, warrants, rights or other commitments or agreements to acquire from such Person, or that obligates such Person to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, such Person, (iv) obligations of such Person to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Person and (v) the capital stock of such Person.

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“Event Payments” shall have the meaning set forth in Section 5.8(d).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Form S-3” shall have the meaning set forth in Section 5.8(a).

“GAAP” shall have the meaning set forth in Section 3.6(c).

“Governmental Entity” shall mean any United States or non-United States federal, state or local government, or any agency, bureau, board, commission, department, tribunal or instrumentality thereof or any court, tribunal, or arbitral or judicial body.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all of the rules and regulations promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 8.5.

“Indemnifying Party” shall have the meaning set forth in Section 8.5.

“Issue Date” means the date on which the Shares are first issued by the Company.

“Law” shall have the meaning set forth in Section 3.4.

“Lien” shall have the meaning set forth in Section 3.4.

“Losses” shall mean any and all actions, causes of action, suits, claims, liabilities, losses, damages, penalties, judgments, costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses), it being agreed that Losses may include any losses that any Person deciding any dispute in respect thereof (whether a court, jury or other Person) may determine are recoverable, including if so determined to be recoverable, losses that represent diminution in value.

“Material Adverse Effect” shall mean any fact, circumstance, event, change, effect, occurrence or development (each, a “Change”) that, individually or in the aggregate with all other Changes, has a material adverse effect on or with respect to the business, business prospects, operations, assets (including intangible assets), liabilities, results of operation or financial condition of the Company and its Subsidiaries taken as a whole, provided, however, that a Material Adverse Effect shall not include any Change (by itself or when aggregated or taken together with any and all other Changes) (i) generally affecting the industries in which the Company and its Subsidiaries operate or economic conditions in the United States (including changes in the capital or financial markets generally); (ii) resulting from any outbreak or escalation of hostilities or acts of war or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States; (iii) resulting from changes (or proposed changes) in Law or GAAP (or authoritative interpretations thereof); (iv) changes in

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the market price or trading volume of the Company’s securities; (v) acts of God (including earthquakes, storms, fires, floods and natural catastrophes); (vi) effects relating to or arising from the announcement of the execution of this Agreement or the transactions contemplated hereby or the identity of the Purchasers or Purchaser’s Affiliates, including the loss of any customers, suppliers or employees; (vii) effects resulting from compliance with the terms and conditions of this Agreement or any other Transaction Agreement to which the Company is a party by the Company or any of its Subsidiaries or from acts or omissions consented to in writing by the Purchasers; (viii) the seasonality of the business of the Company or any of its Subsidiaries; or (ix) any breach of this Agreement by the Purchasers, except to the extent that, with respect to clauses (i), (ii) and (iii), the impact of such Changes is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company or its Subsidiaries operate.

“New York Court” shall have the meaning set forth in Section 10.4(b).

“Note Purchase Agreement” means the Note Purchase Agreement, dated April 14, 2024, by and among the Company, RTW Investments, LP, as agent for the purchasers party thereto from time to time, and Acquiom Agency Services LLC, as collateral agent for such purchasers, as may be amended or supplemented from time to time.

“Notes” means the convertible senior secured notes issued by the Company pursuant to the Note Purchase Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “Person” as contemplated by Section 13(d) of the Exchange Act.

“Preferred Stock” shall have the meaning set forth in Section 3.2(a).

“Primary Stock Exchange” means The New York Stock Exchange, including any applicable tier thereof; provided, that if at the applicable time of determination, the Company has moved the primary listing of its Common Stock to the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors), then the “Primary Stock Exchange” shall be deemed to refer to such exchange.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Adverse Effect” shall have the meaning set forth in the Section 4.3.

“Purchaser Consent” shall have the meaning set forth in the Section 4.11.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 8.1.

“Registration Default” shall have the meaning set forth in Section 5.8(d).

“Registration Default Period” shall have the meaning set forth in Section 5.8(d).

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“Registration Expenses” shall mean all fees and expenses incurred in connection with a registration of Registrable Securities, including: (i) all registration, listing, qualification and filing fees (including FINRA filing fees); (ii) fees and expenses of compliance with state securities or “blue sky” laws; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) fees and disbursements of counsel for the Company; (vi) fees and disbursements of independent public accountants, including the expenses of any audit or “cold comfort” letter, and fees and expenses of other persons, including special experts, retained by the Company; and (vii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

“Registrable Securities” means (i) the Shares, (ii) the Conversion Shares, (iii) any outstanding shares of Common Stock held by the Purchasers as of the date hereof, (iv) shares of Common Stock issued or issuable upon the exercise, conversion or exchange of any other Equity Security held by the Purchasers as of the date hereof, and (v) any other Equity Security of the Company issued or issuable with respect to any of the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, in each case to the extent not freely transferable; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a registration statement under the Securities Act with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding or cease to be held by a Purchaser or one of their respective Affiliates; (D) such securities may be sold without restriction in accordance with Rule 144; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Statement” shall have the meaning set forth in Section 5.8(a).

“Representatives” means, with respect to any Person, such Person’s Affiliates and their respective directors, officers, employees, managers, trustees, principals, stockholders, members, general or limited partners, agents and other representatives.

“Required Stockholder Approval” means approval of the stockholders of the Company in a manner that allows, in compliance with the continued listing rules of the Primary Stock Exchange, the issuance of the Shares and the conversion of all such Shares into Conversion Shares.

“Restriction Termination Date” shall have the meaning set forth in Section 5.8(f).

“RIFA 2023” means the Revenue Interest Financing Agreement, dated February 9, 2023, by and among Allurion Technologies, LLC, RTW Master Fund Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd., as may be amended or supplemented from time to time.

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“RIFA 2024” means the Revenue Interest Financing Agreement, dated October 30, 2024, by and among Allurion Technologies, LLC, RTW Master Fund Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd., as may be amended or supplemented from time to time.

“Rule 144” shall have the meaning set forth in Section 4.8(a).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 3.6(a).

“SEC Restrictions” shall have the meaning set forth in Section 5.8(f).

“Securities” shall mean the Shares and the Conversion Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Series B Preferred Stock” shall have the meaning set forth in the recitals.

“Share” and “Shares” shall have the meaning set forth in Section 2.1.

“Special Committee” means the Special Committee of disinterested members of the Board established, among other things, to evaluate the transactions contemplated by this Agreement.

“Special Committee Resolutions” shall have the meaning set forth in Section 3.3(b).

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity (whether incorporated or unincorporated) of which (or in which) more than 50% of (i) the Total Current Voting Power; (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (iii) the beneficial interest in such trust or estate; is, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Survival Period” shall have the meaning set forth in Section 8.2.

“Taxes” shall mean any and all taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) imposed by any Governmental Entity, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and any ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs or duties.

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“Total Current Voting Power” shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the general election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

“Transaction Agreements” shall mean this Agreement and the Certificate of Designations.

“Unaffiliated Stockholders” means stockholders other than the Purchasers and their Affiliates and any members of management of the Company.

“Valid Business Reason” shall have the meaning set forth in Section 5.8(c).

“Voting Stock” shall mean securities of any class or kind ordinarily having the power to vote generally for the election of (x) in the case of the Company, the Directors of the Company or its successor (including the Common Stock) or (y) in the case of any Subsidiary, the directors of any Subsidiary of the Company.

2. Authorization, Purchase and Sale of the Securities.

2.1 Authorization, Purchase and Sale. Subject to and upon the terms and conditions of this Agreement, the Company will issue and sell to the Purchasers, and each Purchaser will purchase from the Company, at the Closing, a number of shares of Series B Preferred Stock (each, a “Share” and collectively, the “Shares”) equal to the quotient obtained by dividend (i) the amount calculated as set forth next to each Purchaser’s name on Exhibit A, by (ii) $1,000, rounded down to the nearest whole Share. The Aggregate Purchase Consideration (the “Aggregate Purchase Consideration”) for the Securities shall be the amount set forth on Exhibit A. The conversion price for each Share initially shall be $3.37, subject to adjustment, as provided in the Certificate of Designations.

2.2 Closing.

(a) The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York immediately following the satisfaction or waiver of each of the conditions set forth in Section 6 (other than those conditions which, by their terms, are to be satisfied or waived at the Closing), or at such other place or such other date as agreed to by the parties hereto (the “Closing Date”).

(b) At the Closing:

(i) the Company shall deliver, at each Purchaser’s option, one or more certificates representing the Shares or other evidence that the Shares have been issued in book-entry form;

(ii) each Purchaser shall deliver, or cause to be delivered, to the Company the aggregate principal amount of Notes set forth next to such Purchaser’s name on Exhibit A; and

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(iii) certain payment obligations under the RIFA 2023 or RIFA 2024, in the amount set forth next to each Purchaser’s name on Exhibit A, shall be deemed satisfied and repaid.

3. Representations and Warranties of the Company. Except as disclosed in the SEC Filings, filed and publicly available prior to the date of this Agreement and only as and to the extent disclosed therein (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly forward-looking), the Company hereby represents and warrants to the Purchasers as follows:

3.1 Organization and Power.

(a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as it is presently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Each Subsidiary is validly existing as a corporation, limited liability company or limited partnership, as applicable in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, has the power and authority (corporate or otherwise) to own its property and to conduct its business as it is presently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

3.2 Capitalization.

(a) As of the date of this Agreement, the authorized shares of capital stock of the Company consist of 1,000,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 2,260,159 shares are currently designated. As of the close of business on November 6, 2025 (the “Capitalization Date”), (i) 9,262,586 shares of Common Stock were issued and outstanding, (ii) 952,308 shares of Common Stock were reserved for issuance under the Company Stock Plans (including for outstanding and future awards), (iii) warrants are outstanding for the purchase of 17,549,580 shares of Common Stock and (v) zero shares of Preferred Stock were issued and outstanding. All outstanding shares of Common Stock are validly issued, fully paid, nonassessable and free of preemptive or similar rights. Since the Capitalization Date, the Company has not sold or issued or repurchased, redeemed or otherwise acquired any shares of the Company’s capital stock (other than issuances pursuant to the vesting of any “share award” that had been granted under any Company Stock Plan, or repurchases, redemptions or other acquisitions pursuant to agreements contemplated by a Company Stock Plan).

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(b) Except as set forth in this Section 3.2, as of the date of this Agreement, there are no outstanding Equity Securities of the Company and no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Equity Securities of the Company, other than the shares of Common Stock issuable upon conversion of the Notes. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company.

(c) Upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (i) the Series B Preferred Stock will be duly authorized and (ii) a sufficient number of Conversion Shares will have been duly authorized and validly reserved for issuance upon conversion of the Shares in accordance with the Certificate of Designations. When the Conversion Shares are issued in accordance with the provisions of this Agreement and the Certificate of Designations, all such Conversion Shares will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights except as set forth in the Transaction Agreements.

3.3 Authorization.

(a) The Company has all requisite corporate power to enter into each of the Transaction Agreements to which it is a party and to consummate the transactions contemplated by each of the Transaction Agreements to which it is a party and to carry out and perform its obligations thereunder. All corporate action on the part of the Company, its officers and directors necessary for the authorization of the Securities and the authorization, execution, delivery and performance of the Transaction Agreements to which the Company is a party has been taken. The execution, delivery and performance of the Transaction Agreements to which the Company is a party by the Company, the issuance of the Shares and the issuance of the Common Stock upon conversion of the Shares, in each case in accordance with this Agreement and their terms. The consummation of the transactions contemplated herein do not require any approval of the Company’s stockholders other than the Required Stockholder Approval. Upon their respective execution by the Company and the Purchasers and assuming that they constitute legal and binding agreements of the Purchasers party thereto, each of the Transaction Agreements to which the Company is a party will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(b) The Special Committee has adopted resolutions (the “Special Committee Resolutions”) recommending to the Board that the Board approve the execution, delivery and performance by the Company of the Transaction Agreements to which the Company is a party, the issuance of the Shares and the issuance of the Conversion Shares upon conversion of the Shares, in each case in accordance with this Agreement and their terms, and the consummation of the other transactions contemplated herein. The Board has adopted resolutions (the “Board Resolutions”) approving the execution, delivery and performance by the Company of the Transaction Agreements to which the Company is a party, the issuance of the Shares and the issuance of the Conversion Shares upon conversion of the Shares, in each case in accordance with this Agreement and their terms, and the consummation of the other transactions contemplated herein. The Special Committee Resolutions and the Board Resolutions have not been withdrawn or modified.

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3.4 No Conflict. Subject to the accuracy of the representations made by the Purchasers in Section 4, the execution, delivery and performance by the Company of the Transaction Agreements to which the Company is a party, the issuance of the Shares and the issuance of the Conversion Shares upon conversion of the Shares and the consummation of the other transactions contemplated hereby and by the other Transaction Agreements to which the Company is a party will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws of the Company, or, upon its filing with the Secretary of State of the State of Delaware, the Certificate of Designations, (ii) subject to the matters referred to in Section 3.5, result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any mortgage, material contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) upon any of the properties, assets or rights of the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to prevent or materially delay or hinder the ability of the Company to perform its obligations under the Transaction Agreements, or (iii) subject to the matters referred to in Section 3.5 conflict with or violate any applicable material law, statute, code, ordinance, rule, regulation, or agency requirement of or undertaking to or agreement with any Governmental Entity or the Primary Stock Exchange, including common law (collectively, “Laws” and each, a “Law”) or any judgment, order, injunction or decree issued by any Governmental Entity.

3.5 Consents. No consent, approval, order, or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Entity or the Primary Stock Exchange is required on the part of the Company or its Subsidiaries in connection with (a) the execution, delivery or performance of the Transaction Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, (b) the issuance of the Shares in accordance with this Agreement or (c) the issuance of the Common Stock upon conversion of the Shares in accordance with the Certificate of Designations; other than (i) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (ii) the receipt of the Required Stockholder Approval; (iii) the expiration or termination of any applicable waiting periods under the Antitrust Laws with respect to performance under the Transaction Agreements, or the consummation of transactions, (iv) those to be obtained, in connection with the registration of the Conversion Shares under the Securities Act and any related filings and approvals under applicable state securities laws, (iv) such filings as may be required under any applicable requirements of the Exchange Act or the rules of the Primary Stock Exchange, and (v) such Consents the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to prevent or materially delay or hinder the ability of the Company to perform its obligations under the Transaction Agreements.

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3.6 SEC Reports; Financial Statements.

(a) The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required), collectively referred to herein as the “SEC Reports”). No event or circumstance has occurred within the four Business Days prior to the date of this Agreement that requires the filing of a Form 8-K, except such as have been described in the draft Form 8-Ks to be filed upon announcement of this Agreement (copies of which have been provided to the Purchasers) (the “Draft Form 8-Ks”) or as have already been reported pursuant to Form 8-K.

(b) As of their respective dates, the SEC Reports, as amended, supplemented or restated, if applicable, complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The historical financial statements of the Company and its Subsidiaries included in the SEC Filings, as amended, supplemented or restated, if applicable, together with the related notes (the “Company Financial Statements”), present fairly in all material respects the consolidated financial position of the Company (including its Subsidiaries), as of and at the dates indicated and the results of its operations and cash flows for the periods specified on the basis stated therein. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(d) Except as set forth in the SEC Filings, the Company’s principal executive officer and its principal financial officer have (i) devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP, and have evaluated such system at the times required by the Exchange Act and in any event no less frequently than at reasonable intervals and (ii) disclosed to the Company’s management, auditors and the audit committee of the Board (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information. Except as set forth in the SEC Filings, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries required to be included in the Company’s periodic reports under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are sufficient to ensure that the Company’s principal executive officer and its principal financial officer are made aware of such material information required to be included in the Company’s periodic reports required under the Exchange Act. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

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(e) The Company is eligible to register the resale of the Shares and Conversion Shares by the Purchasers using Form S-3 promulgated under the Securities Act.

3.7 Litigation. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than (i) proceedings accurately described in all material respects in the SEC Filings and (ii) proceedings that would not reasonably be expected to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.

3.8 Absence of Certain Changes; No Undisclosed Events or Liabilities. Except as set forth in the SEC Filings or as disclosed in the Draft Form 8-Ks, since June 30, 2025, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practices and there has not been any Change which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Draft Form 8-Ks, no event, liability, development or circumstance has occurred or exists, or, as of the date hereof, is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

3.9 Primary Stock Exchange. Shares of the Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Primary Stock Exchange. There is no action pending by the Company or any other Person to terminate the registration of the Common Stock under the Exchange Act or to delist the Common Stock from the Primary Stock Exchange, nor has the Company received any notification that the SEC or the Primary Stock Exchange is currently contemplating terminating such registration or listing, except as set forth in the SEC Filings. The Company has described the proposed sale of the Securities to the Primary Stock Exchange, and the Primary Stock Exchange has raised no objection to such sale.

3.10 Investment Company Act(a) . The Company is not, nor immediately after the Closing, will the Company be, an “investment company” within the meaning of, and required to be registered under, the Investment Company Act of 1940, as amended.

3.11 Anti-Takeover Statutes. The Board (i) approved, in accordance with Section 203(a)(1) of the DGCL, the Purchasers becoming “interested stockholders” (within the meaning of Section 203 of the DGCL) prior to the time the Purchasers became interested stockholders and (ii) the Board has approved, in accordance with Section 203(a)(1) of the DGCL, the Purchasers becoming “interested stockholders” (within the meaning of Section 203 of the DGCL) in connection with the transactions contemplated by this Agreement.

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3.12 No Other Representations and Warranties. Except for the representations and warranties contained in Section 3, the Company makes no other representation or warranty, express or implied, written or oral, and hereby, to the maximum extent permitted by applicable Law, disclaims any such representation or warranty, whether by the Company or any other Person, with respect to the Company or with respect to any other information (including, without limitation, pro forma financial information, financial projections or other forward-looking statements) provided to or made available to the Purchasers in connection with the transactions contemplated hereby.

3.13 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges that no Purchaser is acting as a financial advisor of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby.

3.14 Rule 16(b) Exemption. Prior to the execution of this Agreement, the Board has taken all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including the disposition of the Notes, disposition of rights under the RIFA 2023 and RIFA 2024, the acquisitions of Series B Preferred Stock and upon conversion the disposition of Series B Preferred Stock and acquisition of Conversion Shares, by the Purchasers to be exempt under Rule 16b-3 promulgated under the Exchange Act.

4. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

4.1 Organization. The Purchaser is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

4.2 Authorization and Power. The Purchaser has all requisite entity power to enter into this Agreement and the other Transaction Agreements to which it is a party and to consummate the transactions contemplated by the Transaction Agreements to which it is a party and to carry out and perform its obligations thereunder. All corporate or member action on the part of the Purchaser or the holders of the capital stock or other equity interests of the Purchaser necessary for the authorization, execution, delivery and performance of the Transaction Agreements to which it is a party has been taken. Upon their respective execution by the Purchaser and the other parties thereto and assuming that they constitute legal and binding agreements of the Company, each of the Transaction Agreements to which the Purchaser is a party will constitute its legal, valid and binding obligation, enforceable against the Purchaser in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

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4.3 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Purchaser, the issuance of the Shares in accordance with this Agreement and the issuance of the Common Stock upon conversion of the Shares in accordance with the Certificate of Designations and the consummation of the other transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document of the Purchaser, (ii) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or require consent under, any material contract binding upon the Purchaser or (iii) subject to the matters referred to in Section 4.4, conflict with or violate any applicable Laws or any judgment, order, injunction or decree issued by any Governmental Entity, except in the case of each of clauses (ii) and (iii) as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Purchaser to perform its obligations under the Transaction Agreements (with respect to an applicable Purchaser, a “Purchaser Adverse Effect”).

4.4 Consents. No Consent of any Governmental Entity is required on the part of the Purchaser in connection with (a) the execution, delivery or performance of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, (b) the issuance of the Shares in accordance with this Agreement and (c) the issuance of the Common Stock upon conversion of the Shares in accordance with the Certificate of Designations, other than (i) the expiration or termination of any applicable waiting periods under the Antitrust Laws with respect to the performance under the Transaction Agreements, or consummation of transactions, (ii) those to be obtained, in connection with the registration of the Shares and Conversion Shares under the Securities Act and any related filings and approvals under applicable state securities Laws, (iii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, and (iv) such Consents the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Purchaser Adverse Effect.

4.5 Brokers. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6 Purchase Entirely for Own Account. The Purchaser is acquiring the Securities for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act. The Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities.

4.7 Investor Status. The Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to receive information from, and to ask questions of and receive answers from the management of, the Company concerning this investment so as to allow it to make an informed investment decision prior to its investment and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

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4.8 Securities Not Registered. The Purchaser understands that none of the Securities have been approved or disapproved by the SEC or by any state securities commission nor have the Securities been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 under the Securities Act (“Rule 144”) (the provisions of which are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Securities shall be subject to the restrictions contained herein. It is understood that the Securities, and any securities issued in respect thereof or in exchange therefor, may bear one or all of the legends set forth in Section 7.

4.9 Non-Reliance. Neither Purchaser, nor any of its Representatives, has relied on any representations, warranties, promises statements or other inducements (including with respect to the accuracy and completeness of information) except for the representations and warranties of the Company expressly set forth in Article III. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to the Purchaser or any other Person resulting from any other express or implied representation or warranty with respect to the Company, unless any such information is expressly included in a representation or warranty contained in Section 3. The Purchaser further acknowledges that it has not relied on the Company or any of the Company’s subsidiaries for legal, business or tax advice.

5. Covenants.

5.1 Regulatory Approval.

(a) The Company and the Purchasers acknowledge that one or more filings under the Antitrust Laws may be necessary with respect to the performance or consummation of the transactions contemplated by this Agreement and the Transaction Agreements, including in connection with the conversion from time to time of the Series B Preferred Stock into shares of Common Stock (the “Antitrust Regulatory Requirements”). To the extent a filing or notification is required under the Antitrust Regulatory Requirements with respect to the Purchasers, the Company and the Purchasers shall, respectively, (i) promptly file with the U.S. Federal Trade Commission, the U.S. Department of Justice and/or any other Governmental Entity all forms, applications, notifications and other documents necessary to be filed by such party pursuant to the Antitrust Regulatory Requirements (provided that a filing required under the HSR Act shall be only made by the Company on a prompt basis following notice to the Company by the Purchasers that such a filing is required), in connection with the issuance of the Securities and/or otherwise in connection with the transactions contemplated by this Agreement and the other Transaction Agreements and (ii) cooperate with each other in promptly producing such additional information as those authorities may reasonably require from such party to comply with the Antitrust Laws.

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(b) The Purchasers shall promptly inform the Company (and vice versa) of any material communication from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement relating to the Purchasers. If the Purchasers or the Company or any Affiliate thereof receives a request for additional information or documentation from any such Governmental Entity with respect to the transactions contemplated by this Agreement relating to the Purchasers, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and, if permitted by applicable Law, after consultation with the other party, an appropriate response in compliance with such request; provided, however, the foregoing shall not require any party to disclose or otherwise provide (i) personal financial information, including, but not limited to, any individual tax return or statement of net worth, or any other information that is of a personal or private nature, about any individual who is an employee, officer, director, general partner or limited partner (including the identity of any such limited partner) of such party or any of its Affiliates, or (ii) information that is either confidential or constitutes a trade secret of such party.

5.2 Required Stockholder Approval. The Company will use its best efforts to obtain the Required Stockholder Approval as promptly as practicable after the execution of this Agreement, including by promptly preparing a preliminary proxy statement for a special meeting of its stockholders, filing such preliminary proxy statement with the SEC, resolving any comments from the SEC and delivering a definitive proxy statement to its stockholders.

5.3 Shares of Common Stock Issuable Upon Conversion. The Company will at all times have reserved and available for issuance such number of shares of Common Stock as shall be from time to time sufficient to permit the conversion in full of the outstanding Shares.

5.4 Commercially Reasonable Efforts; Further Assurances; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the Purchasers and the Company each shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Agreements, including using commercially reasonable efforts to: (i) cause the conditions to the Closing set forth in Section 6 to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and make all necessary registrations, declarations and filings with Governmental Entities; and (iii) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the other Transaction Agreements.

(b) Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be reasonably necessary to effectuate the transactions contemplated by this Agreement and the other Transaction Agreements, subject to the terms and conditions hereof and thereof and compliance with applicable Law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof and thereof.

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5.5 Press Release; Form 8-K. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing all the material terms of the transactions contemplated by the Transaction Documents. The Company shall, promptly following the date hereof (but in any event within the time period required by the rules and regulations of the SEC), file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby.

5.6 Information Rights. For so long as the Purchasers (in the aggregate, along with their respective Affiliates) owns a number of Shares equal to or greater than 50% of the Shares issued to the Purchasers (in the aggregate) on the Issue Date, the Company shall provide to each Purchaser a copy of: (i) each unaudited monthly management report regarding the Company and/or any Subsidiary of the Company prepared for the Company, including an unaudited consolidated balance sheet and income statement, promptly following the preparation thereof; (ii) the Company’s annual strategic plan and budget; and (iii) all periodic reports required to be provided pursuant to the Company’s debt facilities. Upon notice from a Purchaser that it no longer wants to receive such information, the Company will promptly cease providing it.

5.7 Reporting Status. Until the date on which the Purchasers shall have sold all of the Registrable Securities or there are no longer any Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. The Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by the Purchasers on Form S-3.

5.8 Registration Rights.

(a) At any time after the Closing, any holder of Registrable Securities may request that the Company shall file a Form S-3 or any similar short-form registration statement that may be available at such time (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) to register the resale of the Registrable Securities (such registration statement, as amended or supplemented and including any replacements thereof, the “Shelf Registration”). The Purchasers also shall have the right to demand up to two other registrations covering any Registrable Securities not registered on an effective Shelf Registration (each, a “Demand Registration” and, together with the Shelf Registration, a “Registration Statement”). The Company shall cause such Registrations to become effective as soon thereafter as reasonably practicable but in any event within 90 days of the filing date. After effectiveness of a Registration Statement, the Company shall prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, such supplements to the prospectus in such Registration Statement, and such replacement registration statements as may be reasonably requested by the Purchasers or as may be required by applicable rules, regulations or instructions applicable or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities registered thereunder have ceased to be Registrable Securities.

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(b) The Registration Expenses for a Registration Statement shall be borne by the Company. In addition, the Company shall pay, with respect to each registration, the reasonable fees and disbursements of one counsel for the Purchasers. It is acknowledged by the Purchasers that it shall be responsible for all commissions, discounts or brokerage fees in respect of Registrable Securities sold by it.

(c) If, in the judgment of outside counsel to the Company, the filing, initial effectiveness or continued use of a Registration Statement would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the board of directors of the Company, such disclosure is reasonably likely to adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (a “Valid Business Reason”), the Company may postpone or withdraw a filing of the Registration Statement, or delay use of an effective a Registration Statement until such Valid Business Reason no longer exists, but in no event shall the Company avail itself of such right for more than 45 consecutive days at any one time or 90 days, in the aggregate, in any period of 365 consecutive days; and the Company shall give notice to the Purchasers of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. In the event the Company exercises its rights under the preceding sentence, the Purchasers agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the prospectus relating to the Registration Statement in connection with any sale or offer to sell Registrable Securities.

(d) In the event that (i) a Registration Statement has not become effective or been declared effective by the SEC on or before the date on which such Registration Statement is required to become or be declared effective pursuant to Section 5.8(a) or (ii) the Registration Statement is filed and declared effective but (A) shall thereafter be withdrawn by the Company, (B) shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such Registration Statement (except as specifically permitted herein, including, with respect to any Registration Statement, during any applicable suspension period in accordance with the last sentence of Section 5.8(c) or if no Registrable Securities exist) without being succeeded by an additional Registration Statement filed and declared effective within 60 days after the predecessor Registration Statement ceased to be effective or (C) shall be suspended for a Valid Business Purposes for a number of days in excess of the periods specified in Section 5.8(d) (each such event referred to in clauses (i) and (ii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, the Company will pay (such payments, “Event Payments”) to the Purchasers 0.25% of the Deemed Purchase Price with respect to the Registrable Securities for which a Registration Default has occurred for every 30 days (or pro rata for any portion thereof) until the Registration Default Period terminates; provided that the liquidated damages paid to the Purchasers, from time to time, may not in the aggregate exceed 5% of the Aggregate Purchase Consideration paid by the Purchasers under this Agreement.

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(e) If requested by the Purchasers, a sale of Registrable Securities pursuant to a Registration Statement will be conducted in an underwritten offering (an “Underwritten Offering”); provided, however, that the Holders may not, without the Company’s prior written consent, launch more than two Underwritten Offerings at the request of the Holders within any 365-day period. In connection with any Underwritten Offering conducted pursuant to this Section 5.8(e), the Purchasers shall have the right to select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter, such banker or manager to be reasonably acceptable to the Company.

(f) If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Purchasers to be named as an “underwriter,” the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that no Purchasers are an “underwriter.” In the event that the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Securities”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Purchasers as an “underwriter” in such Registration Statement without the prior written consent of the Purchasers. Any cut-back imposed on the Purchasers pursuant to this Section 5.8(f) shall be applied first to any of the Registrable Securities the Purchasers shall designate, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agrees. No Event Payments shall accrue as to any Cut Back Securities until such date as the Company is able to effect the registration of such Cut Back Securities in accordance with any SEC Restrictions applicable to such Cut Back Securities (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Securities, all of the provisions of this Section 5.8 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions in Section 5.8(d) relating thereto) shall again be applicable to such Cut Back Securities; provided, however, that (i) the Filing Deadline for the Registration Statement including such Cut Back Securities shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the Required Effectiveness Date with respect to such Cut Back Securities shall be the 90th day immediately after the Restriction Termination Date.

(g) Notwithstanding the foregoing, during any period in which a Form S-3 is not available for the resale of Registrable Securities, the Company shall register the Registrable Securities on another appropriate form in accordance with the Securities Act and the Exchange Act, which form shall be deemed a “Registration Statement” under this Agreement.

(h) Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use its commercially reasonable efforts to as expeditiously as possible:

(i) before filing a Registration Statement or prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Purchasers copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Purchasers, which documents shall be subject to the review and comment of the counsel to the Purchasers;

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(ii) reasonably promptly notify the Purchasers of the effectiveness of each Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective as required by this Agreement;

(iii) furnish to the Purchasers without charge, copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement, all exhibits and other documents filed therewith, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC relating to such registration; provided that the Company’s obligations to furnish such copies shall be deemed satisfied if the same is filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system or any successor system;

(iv) use its commercially reasonable efforts (x) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchasers to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v) reasonably promptly notify the Purchasers and its counsel and the managing underwriters: (x) at any time when a prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement or the prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement or the prospectus or document, and, at the request of the Purchasers, the Company shall promptly prepare a supplement or amendment to such prospectus, furnish a reasonable number of copies of such supplement or amendment to the Purchasers and its counsel and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities or such prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any Federal or state Governmental Entity for amendments or supplements to a Registration Statement or related prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable

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Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (y) when each Registration Statement or any amendment thereto has been filed with the SEC and when each Registration Statement or the related prospectus or any prospectus amendment or supplement or any post-effective amendment thereto has become effective.

(vi) permit the Purchasers and its counsel to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement;

(vii) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(viii) prepare and file with the SEC such amendments and supplements to each Registration Statement as (A) reasonably requested by the Purchasers (to the extent such request related to information relating to it) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (w) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (x) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented; (y) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state Governmental Entity; and (z) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has satisfied comments received from the SEC;

(ix) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or prospectus used under this Agreement (and any offering covered thereby);

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(x) in the case of certificated Registrable Securities, cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Purchasers that the Registrable Securities represented by the certificates so delivered by the Purchasers will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Purchasers may reasonably request at least two Business Days prior to any sale of Registrable Securities;

(xi) in connection with an Underwritten Offering, enter into customary agreements (including an underwriting agreement in customary form), and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA. The Company shall make such representations and warranties to the Purchasers, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Purchasers, or the managing underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of the Registrable Securities subject to the Underwritten Offering. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with the underwriters is not met or waived, and such failure to be met or waived is not attributable to the fault of the Purchasers, such Underwritten Offering will not count for purposes of determining whether future Demand Registrations may be requested by the Purchasers hereunder;

(xii) in the case of an Underwritten Offering, cause to be furnished to the Purchasers and each underwriter, if any, in each case, participating in a disposition pursuant to any Registration Statement a signed counterpart, addressed to the Purchasers or underwriter, of (i) an opinion or opinions and negative assurance letter of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Purchasers or the managing underwriter therefor reasonably requests; provided, that if the Company fails to obtain such opinion(s), negative assurance letter or comfort letter and the relevant offering is abandoned, then such offering will not count for purposes of determining when future Demand Registrations may be requested by the Purchasers hereunder;

(xiii) in the case of an Underwritten Offering, cooperate with the Purchasers and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings to be made with FINRA;

(xiv) in the case of an Underwritten Offering, have its appropriate officers prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and otherwise use their commercially reasonable efforts to cooperate as requested by the underwriters in the offering, marketing and selling of the Registrable Securities

(xv) in the case of an Underwritten Offering, use commercially reasonable efforts to cause each director and executive officer of the Company to enter into customary lock-up agreements if so required by the managing underwriter in accordance with customary underwriting practice;

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(xvi) for so long as the Purchasers own Registrable Securities, the Company shall use commercially reasonable efforts to maintain the listing and trading of the Common Stock on the Primary Stock Exchange or another national securities exchange and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of such exchange; and

(xvii) use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

5.9 Tax Treatment. The Company and each Purchaser agree that: (i) the Shares are intended to be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations promulgated thereunder, (ii) no amount will be treated as dividend (and no withholding will apply) for U.S. federal income tax purposes unless and until the amount is paid in cash, (iii) any redemption of the Shares will be treated as a sale or exchange, and (iv) it will not take any positions or actions inconsistent with such treatment (including in tax filings) unless otherwise required following an audit in which the foregoing treatment was diligently defended.

6. Conditions Precedent.

6.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligations of the Purchasers to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities pursuant to this Agreement, are subject to the satisfaction of the following conditions precedent:

(a) the Required Stockholder Approval shall have been obtained no later than January 31, 2026;

(b) the Company shall have authorized, available and reserved a sufficient number of shares of Common Stock to allow for the issuance in full of Conversion Shares assuming conversion of all Preferred Shares to be issued;

(c) the Primary Stock Exchange shall have approved the listing of the Conversion Shares and evidence of such approval shall have been delivered to the Purchasers; and either (i) the continued listing and trading of the Common Stock on the NYSE shall have been approved by the NYSE, or (ii) the listing and trading of the Common Stock on the NYSE American or Nasdaq Capital Market stock exchange shall have been approved by the NYSE American or Nasdaq Capital Market and such trading shall have commenced prior to, or be expected to commence concurrently with, the Closing;

(d) any applicable waiting periods under the Antitrust Laws with respect to performance under the Transaction Agreements, the consummation of transactions and the conversion of the Shares shall have expired or terminated;

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(e) the Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designations;

(f) the Company shall have executed and delivered this Agreement;

(g) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects both when made and as of the Closing Date (except in the case of representations and warranties that are made as of a specified date within such sections, such representations and warranties shall be true and correct as of such specified date);

(h) Goodwin Procter LLP, counsel to the Company, shall have provided the Purchasers with its legal opinion, in form and substance reasonably satisfactory to the Purchasers;

(i) the Company shall have delivered to the Purchasers a certified copy of the Certificate of Incorporation and the Certificate of Designations as certified by the Delaware Secretary of State at or prior to the Closing Date;

(j) the Company shall have delivered to the Purchasers a certificate, in form acceptable to the Purchasers, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by the Special Committee and the Board in connection with the Transactions contemplated hereby, (ii) the Certificate of Incorporation of the Company and (iii) the bylaws of the Company, each as in effect at the Closing; and

(k) the consummation of the Closing shall not have been enjoined or prohibited by applicable Law and no proceeding by any Governmental Entity or stockholder challenging the transactions contemplated by the Transactions Agreements shall have been initiated or threatened.

6.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchasers the Securities pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

(a) the Certificate of Designations shall have been duly filed with and accepted by the Secretary of State of the State of Delaware;

(b) the Purchasers shall have executed and delivered this Agreement;

(c) the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects both when made and as of the Closing Date (except in the case of representations and warranties that are made as of a specified date within such sections, such representations and warranties shall be true and correct as of such specified date); and

(d) the consummation of the Closing shall not have been enjoined or prohibited by applicable Law and no proceeding by any Governmental Entity challenging the transactions contemplated by the Transactions Agreements shall have been initiated or threatened.

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7. Legends; Securities Act Compliance. The Shares and Conversion Shares, any certificate representing the Warrants and the notice sent to any stockholder of the Company of Shares in book-entry form will bear a legend conspicuously thereon or statement (as applicable) to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SAID ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR SUCH OFFER, SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS.

“THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITIES PURCHASE AND EXCHANGE AGREEMENT BY AND AMONG ALLURION TECHNOLOGIES, INC. AND THE RTW INVESTOR, DATED AS OF NOVEMBER 11, 2025, AND THE CERTIFICATE OF DESIGNATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK OF ALLURION TECHNOLOGIES, INC., THE TERMS OF EACH ARE HEREBY INCORPORATED BY REFERENCE AND A COPY OF EACH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ALLURION TECHNOLOGIES, INC., AND EACH MAY BE OBTAINED BY THE REGISTERED HOLDER OF THIS SECURITY UPON REQUEST AND WITHOUT CHARGE FROM ALLURION TECHNOLOGIES, INC. AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”

8. Indemnification; Survival.

8.1 Company Indemnification. The Company shall defend, indemnify, exonerate and hold free and harmless the Purchasers and its Affiliates and their respective directors, officers, partners, members and employees (each, a “Purchaser Indemnified Party” and, collectively, the “Purchaser Indemnified Parties”) from and against any and all Losses actually incurred by such Indemnified Parties that arise out of, or result from: (a) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement, (b) the Company’s breach of its agreements or covenants in this Agreement, (c) any untrue or alleged untrue statement of a material fact contained in any Registration Statement filed pursuant to Section 5.8, any prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as any such Loss

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arises out of or is based upon any untrue statement or alleged untrue statement made in reliance upon and in conformity with written information provided by or on behalf of a the Purchaser specifically for inclusion in such registration statement, prospectus, amendment or supplement thereto, and (d) any cause of action, suit, proceeding or claim brought or made against such Purchaser Indemnified Party by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Purchaser Indemnified Party that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Purchaser Indemnified Party in connection with this Agreement, or (D) the status of such Purchaser Indemnified Party or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), with respect to clauses (A) and (D) if, and only if, (i) such Purchaser Indemnified Parties have been successful on the merits or otherwise in defense of any such action, suit, proceeding or claim or (ii) a settlement, compromise or consent is reached on any such action, suit, proceeding or claim that is approved by a majority of the Board who are independent of the Purchasers and its Affiliates and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Purchaser Indemnified Parties. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law. Notwithstanding the foregoing, the sole remedy for breach of the provisions set forth in Section 5.8 shall be the Event Payments.

8.2 Survival of Representations and Warranties. The representations and warranties contained herein shall survive until 5:00 p.m., New York City Time, on the three-year anniversary of the Closing, other than the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2 and 4.3, which shall survive indefinitely (the “Survival Period”). For the avoidance of doubt, all other covenants, agreements and obligations contained in this Agreement shall survive indefinitely (unless a different period is specifically provided for pursuant to the provisions of this Agreement expressly relating thereto).

8.3 Purchaser Indemnification. The Purchasers shall defend, indemnify, exonerate and hold free and harmless the Company and its Affiliates and their respective directors, officers and employees (each a “Company Indemnified Party” and collectively, the “Company Indemnified Parties”) from and against any and all Losses actually incurred by such Company Indemnified Parties that arise out of, or result from: (a) any inaccuracy in or breach of the Purchasers’s representations or warranties in this Agreement or (b) the Purchasers’s breach of its agreements or covenants in this Agreement.

8.4 Limitations. Notwithstanding anything in this Agreement to the contrary, (a) no indemnification claims for Losses shall be asserted by the Purchaser Indemnified Parties under Section 8.1 or by the Company Indemnified Parties under Section 8.3 unless and until the aggregate amount of Losses that would otherwise be payable under Section 8.1 or Section 8.3, as applicable, exceeds $750,000 (the “Basket Amount”), whereupon the Purchasers Indemnified Party or Company Indemnified Party, as applicable, shall be entitled to receive only amounts for Losses in excess of the Basket Amount, (b) the aggregate liability of the Company for Losses under Section 8.1 shall in no event exceed the Aggregate Purchase Consideration and (c) the aggregate liability of the Purchasers for Losses under Section 8.3 shall in no event exceed 10% of the Aggregate Purchase Consideration.

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8.5 Procedures. A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party from whom indemnification is sought (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification hereunder; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any action, suit, claim or proceeding which may cause an Indemnified Party to incur indemnifiable Losses is brought against an Indemnified Party, the Indemnifying Party shall be entitled to assume and conduct the defense thereof, with counsel reasonably satisfactory to the Indemnified Party unless (a) such claim seeks remedies, in addition to or other than, monetary damages that are reasonably likely to be awarded, (b) such claim involves a criminal proceeding or (c) counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party. If any one of the foregoing clauses (a) through (c) applies, the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions, other than local counsel). If the Indemnifying Party assumes the defense of any claim, the Indemnified Party shall nevertheless be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, that all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall reasonably cooperate in the defense or prosecution of such claim. Such reasonable cooperation shall include the retention and (upon the Indemnifying Party’s reasonable request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its prior written consent (not to be unreasonably withheld, conditioned or delayed). The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought or may sought be hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding and is solely for monetary damages. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within 30 days after bills are received or Losses are incurred.

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8.6 Additional Limitations. Notwithstanding anything contained herein to the contrary, “Losses” shall not include punitive damages, except to the extent payable by an Indemnified Party to a third party. No party hereto shall be obligated to indemnify any other Person with respect to any representation, warranty, covenant or condition specifically waived in writing by any other party on or prior to the Closing.

8.7 Exclusive Remedies. Notwithstanding anything to the contrary herein, the provisions of Section 5.8(d), this Section 8 and Section 10.5 shall be the sole and exclusive remedies of the parties under this Agreement following the Closing for any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for breaches or alleged breaches of any representations or warranties, covenants or agreements of the parties contained in this Agreement. For the avoidance of doubt, this Section 8 shall not prevent the parties from obtaining specific performance or other non-monetary remedies in equity or at Law pursuant to Section 10.5 of this Agreement and shall not limit other remedies that may be available to the parties under any of the Transaction Agreements other than this Agreement.

9. Termination.

9.1 Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing by (i) the mutual written consent of the Company and the Purchasers, (ii) either the Company, on the one hand, or the Purchasers, on the other hand, if any of the conditions to Closing shall have become permanently incapable of fulfillment and shall not have been waived in writing by the other parties or (iii) either the Company, on the one hand, or the Purchasers, on the other hand, if the Closing does not occur by February 28, 2026.

9.2 Effect of Termination. In the event of any termination pursuant to Section 9.1 hereof, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchasers, or their directors, partners, members, employees, affiliates, officers, stockholders or agents or other representatives, with respect to this Agreement, except (a) for the terms of this Section 9.2, Section 8 (Indemnification; Survival) and Section 10 (Miscellaneous Provisions), which shall survive the termination of this Agreement, and (b) that nothing in this Section 9 shall relieve any party or parties hereto, as applicable, from liability or damages incurred or suffered by any other party resulting from (x) any intentional breach of any representation or warranty of such first party or (y) any intentional failure of such first party to perform a covenant thereof. As used in the foregoing sentence, “intentional” shall mean an act or omission by such party which such party actually knew, or reasonably should have known, would constitute a breach of this Agreement by such party.

10. Miscellaneous Provisions.

10.1 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation

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of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. Except as specified otherwise herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. The parties hereto agree that they have been represented by counsel during the negotiation and execution of the Transaction Agreements and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.2 Notices.

All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement (i) shall be in writing and shall be delivered by hand or sent by electronic mail, or sent, postage prepaid, by registered, certified or express mail or overnight courier service and (ii) shall be deemed given when delivered if by hand, by facsimile (which facsimile is confirmed) and by electronic mail (which email is confirmed) or, if mailed, five days after mailing (one Business Day in the case of express mail or overnight courier service), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company, addressed as follows:

Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Attention: Shantanu Gaur

Email:   [***]

with copies (which shall not constitute notice) to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention: Jeffrey A. Letalien

Email:   [***]

30

(b) if to the Purchasers, to:

c/o RTW Investments L.P.

40 10th Avenue, Floor 7

New York, NY 10014

Attention: Legal Department

Email:   [***]

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park, 49th Floor

New York, NY 10166

Attention: Eric Scarazzo

Facsimile: [***]

Email:   [***]

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 10.2.

10.3 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.4 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b) Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement may be instituted in any United States federal court located in the Borough of Manhattan in The City of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of a New York Court in any such suit, action or proceeding.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

31

10.5 Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that irreparable damages for which money damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

10.6 Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to a party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. Any agreement on the part of a party or parties hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.7 Fees; Expenses.

(a) The Company shall reimburse the Purchasers for the reasonable and documented out-of-pocket fees and expenses of the Purchasers in connection with the Transaction Agreements and the transactions contemplated hereby and thereby, including the reasonable and documented fees and expenses arising in connection with the Purchasers’ exercises of their registration rights hereunder. Such fees and expenses shall be reimbursed promptly and at least monthly.

(b) The Company shall pay any and all documentary, stamp or similar issue or transfer Tax payable in connection with this Agreement, the issuance of the Shares at Closing and the issuance of the Conversion Shares, except that the Company may require the converting holder of Shares to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer Tax payable in connection therewith as a result of the name of the holder of the Conversion Shares issued upon such conversion or registration of transfer being different from the name of the converting or exercising holder of the Shares surrendered.

32

10.8 Assignment. None of the parties may assign its rights or obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns. Any purported assignment other than in compliance with the terms hereof shall be void ab initio.

10.9 No Third Party Beneficiaries. Except for Section 8 (Indemnification) (with respect to which all Indemnified Parties shall be third party beneficiaries), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

10.10 Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute a single instrument.

10.11 Entire Agreement; Amendments. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits hereto, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers.

10.12 No Personal Liability of Directors, Officers, Owners, Etc. No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of any of the Purchasers or the Company shall have any liability for any obligations of the Purchasers or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Purchasers or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release is a material inducement to each party’s entry into this Agreement.

[Remainder of the Page Intentionally Left Blank]

33

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

[SIGNATURE PAGE TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

RTW MASTER FUND, LTD.

By:	/s/ Darshan Patel
Name: Darshan Patel
Title: Director

RTW INNOVATION MASTER FUND LTD.

By:	/s/ Darshan Patel
Name: Darshan Patel
Title: Director

RTW BIOTECH OPPORTUNITIES OPERATING LTD

By: RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Managing Partner

[SIGNATURE PAGE TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

Exhibit A

[***]

Exhibit B

Form of Certificate of Designations

[see attached]

Exhibit 99.1

Allurion Reports Third Quarter 2025 Financial Results and Provides Business Update

NATICK, Mass. – November 12, 2025 – Allurion Technologies, Inc. (NYSE: ALUR), a pioneer in metabolically healthy weight loss, today announced its financial results for the third quarter and provided a business update.

Recent Company Highlights

•	Successfully passed U.S. Food and Drug Administration (“FDA”) Pre-Approval Inspection and Bioresearch Monitoring (BIMO) audit with zero observations and no Form 483 issued

•	Completed Premarket Approval (“PMA”) Acceptance and Filing Reviews, entered Substantive Review for the Allurion Smart Capsule and successfully completed Day-100 meeting

•	Entered into transaction to exchange all outstanding debt for convertible preferred equity and concurrently announced private placement financing of $5 million to strengthen balance sheet

•	Explored initial development of drug-eluting intragastric device and process validation of new R&D and manufacturing line in collaboration with strategic partner

•

Operating expenses of $10.9 million and operating loss of $9.6 million reduced by 29% and 22%, respectively, compared to last year. Adjusted operating expenses of $8.4 million and operating loss of $6.9 million reduced by 42% and 39%, respectively, compared to last year.

“In this past quarter at Allurion, we achieved several significant milestones toward FDA approval,” said Dr. Shantanu Gaur, Founder and CEO of Allurion. “From July through October, we passed two FDA inspections with zero observations and successfully conducted our Day-100 meeting. We believe that we are now entering the final stages of the process.

“As we near a potential FDA approval, we also took several steps to better strengthen our balance sheet and set Allurion up for long-term success,” said Dr. Gaur. “By entering into a transaction to exchange all of our outstanding debt for convertible preferred equity and closing the private placement, we believe we are better positioned to deliver on key catalysts, including FDA approval.

“In the third quarter, we began executing across our strategy to focus on accounts that can offer comprehensive obesity care and distributors who have access to those networks,” said Dr. Gaur. “Even with the restructuring that we conducted in August, we were able to deliver on revenue expectations and continued to narrow our operating loss and reduce expenses. We believe the strategy we are executing now could be a useful playbook for US market entry.

“Finally, as we explore next-generation R&D and manufacturing initiatives with our new strategic partner, we have begun to view the Allurion Smart Capsule as more of a platform technology that could, longer-term, deliver drugs of all kinds—not just GLP-1s—to address adherence issues that are inherent to pharmacotherapy,” said Dr. Gaur. “We believe that with this approach, we could one day build a new standard of care in not only obesity management but also across several other disease areas, and we are looking forward to proving this out in the future.”

Third Quarter Financial Results

Total revenue for the quarter ended September 30, 2025 was $2.7 million, compared to $5.4 million for the same period in 2024. The year-over-year decrease in revenue was primarily due to the distributor transitions initiated in the second quarter of 2025 and lower investments in sales and marketing as a result of restructuring.

Gross profit for the quarter was $1.3 million, or 49% of revenue, compared to $3.1 million, or 58% of revenue, for the same period in 2024, and included $0.1 million in restructuring costs. The decrease in gross profit was driven by a decrease in sales and lower production volumes leading to less absorption of labor and overhead costs.

Sales and marketing expenses for the quarter were $3.1 million, compared to $5.2 million for the same period in 2024, and included $1.1 million in restructuring costs. The reduction in expense was primarily driven by increased operating efficiency and the restructuring initiatives implemented previously.

Research and development expenses for the quarter were $2.0 million, compared to $3.2 million for the same period in 2024, and included $0.5 million in restructuring costs. The reduction was primarily driven by reduced costs related to the AUDACITY trial and restructuring initiatives implemented previously.

General and administrative expenses for the third quarter were $5.8 million, compared to $7.0 million for the same period in 2024, and included $0.9 million in restructuring costs. The reduction year over year was primarily driven by previous restructuring initiatives.

Loss from operations for the third quarter was $9.6 million compared to $12.3 million for the same period in 2024. Adjusted loss from operations for the third quarter of 2025 was $6.9 million, excluding restructuring costs of $2.7 million. Adjusted loss from operations for the third quarter of 2024 was $11.4 million, excluding one-time financing costs of $0.9 million. The reduction was driven by previous restructuring initiatives.

As of September 30, 2025, cash and cash equivalents were $6.1 million, not including the private placement financing of $5 million.

Conference Call and Webcast Details

Company management will host a conference call to discuss financial results and provide a business update on November 12, 2025 at 8:30 AM ET.

To access the conference call by telephone, please dial (888) 330-3417 (domestic) or +1 (646) 960-0804 (international) and use Conference ID 1905455. To listen to the conference call via live audio webcast, please visit the Events section of Allurion’s Investor Relations website at Allurion - Events & Presentations.

About Allurion Allurion is a pioneer in metabolically healthy weight loss. The Allurion Program is a weight-loss platform that combines the Allurion Smart Capsule, the world’s first and only swallowable, ProcedurelessTM gastric balloon for weight loss, the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers and Allurion Insights for healthcare providers featuring the Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor, and manage weight-loss therapy for patients regardless of their treatment plan. The Allurion Smart Capsule is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Allurion is a trademark of Allurion Technologies, Inc. in the United States and countries around the world.

Non-GAAP Financial Measures

Relevant income statement items contained in this release are also presented on an “adjusted” basis, which exclude items that are of a one-time nature that do not impact the ongoing performance of the business and reflect the way the Company’s management and the Board of Directors view the performance of the Company internally. The Company believes that excluding the effects of these items from its operating results allows management and investors to effectively compare the true underlying financial performance of its business from period to period and against its global peers.

Forward-Looking Statements

This press release contains forward-looking statements that reflect Allurion’s beliefs and assumptions based on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terms, although not all forward-looking statements contain these words. Although Allurion believes it has a reasonable basis for each forward-looking statement contained in this release, these statements involve risks and uncertainties that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the impact of the exchange of our outstanding debt for convertible preferred stock and the recently completed private placement; the potential of the Allurion Smart Capsule to be combined with other treatments, including treatments for conditions other than weight loss; establishing a new standard for weight loss; combination with other treatments; choosing appropriate strategic, distribution, or other partners; pioneering in healthy weight loss and maintenance of muscle mass; the uniqueness of Allurion’s product and service offerings, including the Allurion Program; the status of the FDA’s review of the Company’s PMA application for the Allurion Smart Capsule; expectations regarding entry into the U.S. market; and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to management.

Allurion cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Allurion to obtain and maintain regulatory approval for, and successfully commercialize, the Allurion Program, including the Allurion Smart Capsule; the timing of, and results from, Allurion’s clinical studies and trials, including with respect to the combination of GLP-1s with the Allurion Smart Capsule; the evolution of the markets in which Allurion competes, including the impact of GLP-1 drugs; the ability of Allurion to maintain its listing on the New York Stock Exchange; a changing regulatory landscape in the highly competitive industry in which Allurion competes; the impact of the imposition of current and potential tariffs and trade negotiations, and those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2025, as amended by Amendment No. 1 thereto filed on August 19, 2025, and updated from time to time by its other filings with the SEC, and its Quarterly Report on Form 10-Q filed with the SEC on August 19, 2025. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Allurion undertakes no obligation to update any forward-looking statements to reflect any new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events, other than as required by applicable law.

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$2,658	$5,367	$11,617	$26,519
Cost of revenue	1,354	2,256	3,654	7,549

Gross profit	1,304	3,111	7,963	18,970

Operating expenses:
Sales and marketing	3,129	5,197	9,162	18,060
Research and development	2,016	3,212	6,440	13,247
General and administrative	5,789	7,043	16,224	20,746

Total operating expenses:	10,934	15,452	31,826	52,053

Loss from operations	(9,630)	(12,341)	(23,863)	(33,083)

Other income (expense):
Interest expense	—	—	—	(2,264)
Changes in fair value of warrants	1,482	9,703	9,214	14,210
Changes in fair value of debt	(1,250)	7,930	(2,450)	16,000
Changes in fair value of Revenue Interest Financing and PIPE Conversion Option	(2,571)	496	(6,331)	(7,598)
Changes in fair value of earn-out liabilities	(18)	2,260	997	22,140
Loss on extinguishment of debt	—	—	(660)	(8,713)
Other income (expense), net	112	757	520	1,928

Total other income (expense):	(2,245)	21,146	1,290	35,703

Loss before income taxes	(11,875)	8,805	(22,573)	2,620
Provision for income taxes	(9)	(69)	(147)	(210)

Net (loss) income	(11,884)	8,736	(22,720)	2,410
Cumulative undeclared preferred dividends	—	—	—	—

Net loss attributable to common shareholders	$(11,884)	$8,736	$(22,720)	$2,410

Net loss per share
Basic	$(1.53)	$3.41	$(3.43)	$1.13
Diluted	$(1.53)	$3.40	$(3.43)	$(2.42)
Weighted-average shares outstanding
Basic	7,762,703	2,563,459	6,624,839	2,132,416
Diluted	7,762,703	2,566,321	6,624,839	2,392,202

Condensed Consolidated Balance Sheets

(dollars in thousands, except share amounts)(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$6,136	$15,379
Accounts receivable, net of allowance of doubtful accounts of $7,613 and $6,701, respectively	3,983	7,134
Inventory, net	3,665	3,400
Prepaid expenses and other current assets	812	1,243

Total current assets	14,596	27,156
Property and equipment, net	1,514	2,469
Right-of-use asset	1,078	2,079
Other long-term assets	953	1,109

Total assets	$18,141	$32,813

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,813	$6,572
Current portion of lease liabilities	471	869
Accrued expenses and other current liabilities	8,336	11,422

Total current liabilities	11,620	18,863
Warrant liabilities	5,718	4,567
Revenue Interest Financing liability	49,900	49,200
Earn-out liabilities	93	1,090
Convertible notes payable	32,240	35,710
Lease liabilities, net of current portion	682	1,344
Other liabilities	816	17

Total liabilities	101,069	110,791

Commitments and Contingencies
Stockholders’ deficit:
Preferred stock, $0.0001 par value — 100,000,000 shares authorized as of September 30, 2025; and no shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value — 1,000,000,000 shares authorized as of September 30, 2025; and 7,767,027 and 2,710,607 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	5	3
Additional paid-in capital	163,354	152,596
Accumulated other comprehensive (loss) income	(1,360)	(8,370)
Accumulated deficit	(244,927)	(222,207)

Total stockholders’ deficit	(82,928)	(77,978)

Total liabilities and stockholders’ deficit	$18,141	$32,813

Non-GAAP Net Operating Loss Reconciliation

(dollars in thousands)(unaudited)

	Three Months Ended September 30, 2025
	GAAP Results	Restructuring Costs	Adjusted Results
Revenue	$2,658	$—	$2,658
Cost of revenue	1,354	149	1,205

Gross profit	1,304	(149)	1,453

Operating expenses:
Sales and marketing	3,129	1,117	2,012
Research and development	2,016	514	1,502
General and administrative	5,789	916	4,873

Total operating expenses:	10,934	2,547	8,387

Loss from operations	(9,630)	(2,696)	(6,934)

Other income (expense):
Interest expense	—	—	—
Changes in fair value of warrants	1,482	—	1,482
Changes in fair value of debt	(1,250)	—	(1,250)
Changes in fair value of Revenue Interest Financing and PIPE Conversion Option	(2,571)	—	(2,571)
Changes in fair value of earn-out liabilities	(18)	—	(18)
Loss on extinguishment of debt	—
Other income (expense), net	112	—	112

Total other income:	(2,245)	—	(2,245)

Income before income taxes	(11,875)	(2,696)	(9,179)
Provision for income taxes	(9)	—	(9)

Net income	$(11,884)	$(2,696)	$(9,188)

	Three Months Ended September 30, 2024
	GAAP Results	Financing Costs	Adjusted Results
Revenue	$5,367	$—	$5,367
Cost of revenue	2,256	—	2,256

Gross profit	3,111	—	3,111

Operating expenses:
Sales and marketing	5,197	—	5,197
Research and development	3,212	—	3,212
General and administrative	7,043	946	6,097

Total operating expenses:	15,452	946	14,506

Loss from operations	(12,341)	(946)	(11,395)

Other income (expense):
Interest expense	—	—	—
Changes in fair value of warrants	9,703	—	9,703
Changes in fair value of debt	7,930	—	7,930
Changes in fair value of Revenue Interest Financing and PIPE Conversion Option	496	—	496
Changes in fair value of earn-out liabilities	2,260	—	2,260
Other income (expense), net	757	—	757

Total other income:	21,146	—	21,146

Income before income taxes	8,805	(946)	9,751
Provision for income taxes	(69)	—	(69)

Net income	$8,736	$(946)	$9,682

Additional Non-GAAP Reconciliations

(unaudited)

Three Months Ended September 30, 2025
Change in Operating Expenses, as reported	(29)%
Non-GAAP adjustments	(13)%

Change in Operating Expenses, adjusted	(42)%

Three Months Ended September 30, 2025
Change in Net Operating Loss, as reported	(22)%
Non-GAAP adjustments	(17)%

Change in Net Operating Loss, adjusted	(39)%

Media Contact

Allurion Press Office

Woodrow Communications

allurion@woodrowcommunications.com

Investor Contact

investors@allurion.com

Exhibit 99.2

Allurion Passes Critical FDA Milestones, Enters Into Transaction to Exchange All Outstanding Debt That Would Result in the Company Being Debt-Free, and Announces a $5 Million Private Placement Financing

Passing of key audits with zero findings and completion of Day-100 meeting are significant milestones in the FDA PMA process as the Company enters final stages of FDA review process for its Allurion Smart Capsule

Exchange of outstanding debt for shares of convertible preferred stock would result in Company being debt-free

$5M private placement financing with participation from new and existing stockholders and a strategic partner with deep obesity expertise significantly strengthens Company’s financial position as the Company seeks FDA approval

NATICK, Mass. – November 11, 2025 – Allurion Technologies, Inc. (NYSE: ALUR) (“Allurion” or the “Company”), a pioneer in metabolically healthy weight loss, today announced it has passed critical milestones in the U.S. Food and Drug Administration (the “FDA”) Pre-Market Approval (“PMA”) process for the Allurion Smart Capsule.

In addition, the Company announced it has entered into a transaction with its creditor to exchange all of its outstanding debt and obligations under its Revenue Interest Financing Agreements for shares of a newly created Series B Convertible Preferred Stock (the “Series B Preferred Stock”) that will be convertible into shares of common stock (the “Conversion Shares”) under certain circumstances (the “Exchange Transaction”). The Company also announced the consummation of a $5 million private placement financing with participation from new and existing stockholders and a strategic partner with deep obesity expertise, which significantly strengthens the Company’s financial position as the Company seeks FDA approval for the Allurion Smart Capsule.

Passing of Critical FDA Milestones Shows Continued Progress Towards Approval

•	In June 2025, the Company submitted the fourth and final module of its PMA for the Allurion Smart Capsule to the FDA.

•	In July 2025, the FDA completed its Acceptance and Filing Reviews process and entered the Substantive Review phase.

•

In August 2025, the Company successfully passed the FDA’s pre-approval inspection with zero findings, no observations raised, and no Form 483 issued. The pre-approval inspection is designed to assess the company’s systems, methods, and procedures to ensure that the quality management system is effectively established. The inspection covered compliance with regulatory requirements, process quality, and documentation standards.

•

In October 2025, the Company underwent a Bioresearch Monitoring (“BIMO”) inspection by the FDA. The BIMO inspection is designed to assess a company’s clinical trial systems, methods, and procedures to ensure data integrity. Again, no observations were raised and no Form 483 was issued.

•	Also in October 2025, the Company held its Day-100 Meeting with the FDA, where the FDA provided feedback after reviewing the PMA submission. The FDA did not request any additional human clinical data.

“Passing these FDA inspections with no findings and completing the Day-100 Meeting are major milestones for Allurion, and we believe we are now entering the final stages of the review process,” said Dr. Shantanu Gaur, Founder and Chief Executive Officer of the Company. “This achievement is a testament to our commitment to upholding the highest quality standards across our entire company and is another step towards Allurion serving the U.S. market, pending FDA approval.”

Debt Exchange Would Result in Company Being Debt-Free

The Company has entered into a transaction with its creditor to exchange all of its outstanding debt and obligations under its Revenue Interest Financing Agreements for shares of Series B Preferred Stock that will be convertible into unissued shares of common stock under certain circumstances.

The Series B Preferred Stock is initially convertible at a conversion price of $3.37 per share and is subject to certain limitations in the certificate of designations that will govern the Series B Preferred Stock (the “Certificate of Designations”). The Series B Preferred Stock will accrue dividends at a rate of 8.25% per annum, payable in kind or in cash, as set forth in the Certificate of Designations.

The consummation of the Exchange Transaction is subject to certain closing conditions, including (i) stockholder approval for the issuance of the Series B Preferred Stock and the Conversion Shares, (ii) compliance with the listing requirements of the national securities exchange on which the common stock is then listed, and (iii) the approval for listing of the Conversion Shares by such national securities exchange.

“As we pursue FDA approval and a potential U.S. launch of the Allurion Smart Capsule, we wanted to have a clear path to being debt-free, and this transaction provides that path,” said Dr. Shantanu Gaur, Founder and CEO of Allurion.

Pricing of Private Placement Financing Significantly Strengthens Financial Position

In addition, the Company announced that it has consummated a private placement with participation from new and existing stockholders and a strategic partner with deep obesity expertise for the purchase and sale of 2,994,012 shares of common stock and warrants to purchase up to 2,994,012 shares of common stock at a purchase price of $1.67 per share and accompanying warrant. Roth Capital Partners acted as sole placement agent for the private placement. The private placement is expected to close on November 12, 2025. In connection with the private placement, the Company agreed to seek stockholder approval for issuance of the shares of common stock underlying the warrants sold to the purchasers.

The aggregate gross proceeds to the Company from the private placement are expected to be approximately $5 million, before deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes.

For additional information related to the Exchange Transaction and the private placement, see the Company’s Form 8-K to be filed with the U.S. Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Allurion, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state, province, territory or other jurisdiction.

About Allurion

Allurion is a pioneer in metabolically healthy weight loss. The Allurion Program is a weight-loss platform that combines the Allurion Smart Capsule, the world’s first and only swallowable, ProcedurelessTM gastric balloon for weight loss, the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers and Allurion Insights for healthcare providers featuring the Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor, and manage weight-loss therapy for patients regardless of their treatment plan. The Allurion Smart Capsule is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Allurion is a trademark of Allurion Technologies, Inc. in the United States and countries around the world.

Forward-Looking Statements

This press release contains forward-looking statements that reflect Allurion’s beliefs and assumptions based on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terms, although not all forward-looking statements contain these words. Although Allurion believes it has a reasonable basis for each forward-looking statement contained in this release, these statements involve risks and uncertainties that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the successful exchange of all of Allurion’s debt into shares of Series B Preferred Stock; the possibility of Allurion receiving FDA approval and the possibility of launching its product candidates in the United States; Allurion’s ability to capitalize on future catalysts; the expected benefits of any collaborations or other initiatives with strategic partners; the intended use of proceeds for the Exchange Transaction and private placement; the extension of the Company’s cash runway; and the ability for Allurion to obtain any stockholder approvals required to consummate the Exchange Transaction and private placement.

Allurion cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Allurion to obtain and maintain regulatory approval for, and successfully commercialize, the Allurion Program, including the Allurion Smart Capsule and Allurion Balloon; the timing of, and results from, Allurion’s clinical studies and trials, including with respect to the combination of GLP-1s with the Allurion Balloon; the evolution of the markets in which Allurion competes, including the impact of GLP-1 drugs; the ability of Allurion to maintain its listing on the New York Stock Exchange; a changing regulatory landscape in the highly competitive industry in which Allurion competes; the impact of the imposition of current and potential tariffs and trade negotiations, and those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2025 and as amended on August 19, 2025, and updated from time to time by its other filings with the SEC, and its Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2025 and August 19, 2025. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Allurion undertakes no obligation to update any forward-looking statements to reflect any new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events, other than as required by applicable law.

Media Contact

Tara North, Woodrow Communications

Email: t.north@woodrowcommunications.com

Phone: +447912103070

Investor Contact

investors@allurion.com